Prospectus

Class A, B and C Shares

December 23, 2003

 GOLDMAN SACHS CORESM DOMESTIC EQUITY FUNDS

■ Goldman Sachs CORESM Large Cap Value Fund ■ Goldman Sachs CORESM U.S. Equity Fund ■ Goldman Sachs CORESM Large Cap Growth Fund ■ Goldman Sachs CORESM Small Cap Equity Fund

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN A FUND IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. AN INVESTMENT IN A FUND INVOLVES INVESTMENT RISKS, AND YOU MAY LOSE MONEY IN A FUND.

NOT FDIC-INSURED	May Lose Value	No Bank Guarantee

General Investment Management Approach

Goldman Sachs Asset Management, L.P. (“GSAM®”) serves as investment adviser to the CORE Large Cap Value, CORE U.S. Equity, CORE Large Cap Growth, and CORE Small Cap Equity Funds. GSAM is referred to in this Prospectus as the “Investment Adviser.”

QUANTITATIVE (“CORE”) STYLE FUNDS

GSAM’s CORE Investment Philosophy:
GSAM’s quantitative style of funds—CORE—emphasizes the two building blocks of active management: stock selection and portfolio construction.

I. CORE Stock Selection
The CORE Funds use GSAM’s proprietary multifactor model (“Multifactor Model”), a rigorous computerized rating system, to forecast the returns of securities held in each Fund’s portfolio. The Multifactor Model incorporates common variables covering measures of:

■	Research (What do fundamental analysts think about the company and its prospects?)
■	Value (How is the company priced relative to fundamental accounting measures?)
■	Momentum (What are medium-term price trends? How has the price responded to new information?)
■	Profitability (What is the company’s margin on sales? How efficient are its operations?)
■	Earnings Quality (Were earnings derived from sustainable (cash-based) sources?)
■	Management Impact (Are companies using capital to enhance shareholder value?)

All of the above factors are carefully evaluated within the Multifactor Model since each has demonstrated a significant impact on the performance of the securities and markets they were designed to forecast. Stock selection in this process combines both our quantitative and qualitative analysis.

II. CORE Portfolio Construction
A proprietary risk model, which is intended to identify and measure risk as accurately as possible, includes all the above factors used in the return model to select stocks, as well as several other factors associated with risk but not return. In this process, the Investment Adviser manages risk by attempting to limit deviations from the benchmark, and by attempting to run a size and sector neutral portfolio. A computer optimizer evaluates many different security combinations (considering many possible weightings) in an effort to construct the most efficient risk/return portfolio given each CORE Fund’s benchmark.

Goldman Sachs CORE Funds are fully invested, broadly diversified and offer consistent overall portfolio characteristics. They may serve as good foundations on which to build a portfolio.

References in this Prospectus to a Fund’s benchmark are for informational purposes only, and unless otherwise noted are not an indication of how a particular Fund is managed.

Fund Investment Objectives and Strategies

Goldman Sachs CORE Large Cap Value Fund

FUND FACTS

Objective:	Long-term growth of capital and dividend income

Benchmark:	Russell 1000® Value Index

Investment Focus:	Diversified portfolio of equity investments in large-cap U.S. issuers selling at low to modest valuations

Investment Style:	Quantitative, applied to large-cap value stocks

Symbols:	Class A: GCVAX, Class B: GCVBX, Class C: GCVCX

INVESTMENT OBJECTIVE

The Fund seeks long-term growth of capital and dividend income. The Fund seeks this objective through a broadly diversified portfolio of equity investments in large-cap U.S. issuers that are selling at low to modest valuations relative to general market measures, such as earnings, book value and other fundamental accounting measures, and that are expected to have favorable prospects for capital appreciation and/or dividend-paying ability.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in a diversified portfolio of equity investments in large-cap U.S. issuers, including foreign issuers that are traded in the United States. These issuers will have public stock market capitalizations (based upon shares available for trading on an unrestricted basis) within the range of the market capitalization of companies constituting the Russell 1000® Value Index at the time of investment. If the market capitalization of a company held by the Fund moves outside this range, the Fund may, but is not required to, sell the securities. The Fund is not required to limit its investments to securities in the Russell 1000®

Goldman Sachs CORE Large Cap Value Fund continued

Value Index. The capitalization range of the Russell 1000® Value Index is currently between $340 million and $243 billion.

The Fund’s investments are selected using both a variety of quantitative techniques and fundamental research in seeking to maximize the Fund’s expected return, while maintaining risk, style, capitalization and industry characteristics similar to the Russell 1000® Value Index. The Fund seeks a portfolio consisting of companies with above average capitalizations and low to moderate valuations as measured by price/earnings ratios, book value and other fundamental accounting measures.

Other. The Fund’s investments in fixed-income securities are limited to securities that are considered cash equivalents.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs CORE U.S. Equity Fund

FUND FACTS

Objective:	Long-term growth of capital and dividend income

Benchmark:	S&P 500® Index

Investment Focus:	Large-cap U.S. equity investments

Investment Style:	Quantitative, applied to large-cap growth and value (blend) stocks

Symbols:	Class A: GSSQX, Class B: GSSBX, Class C: GSUSX

INVESTMENT OBJECTIVE

The Fund seeks long-term growth of capital and dividend income. The Fund seeks this objective through a broadly diversified portfolio of large-cap and blue chip equity investments representing all major sectors of the U.S. economy.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 90% of its total assets (not including securities lending collateral and any investment of that collateral) measured at time of purchase in a diversified portfolio of equity investments in U.S. issuers, including foreign companies that are traded in the United States.

The Fund’s investments are selected using both a variety of quantitative techniques and fundamental research in seeking to maximize the Fund’s expected return, while maintaining risk, style, capitalization and industry characteristics similar to the S&P 500® Index. The Fund seeks a broad representation in most major sectors of the U.S. economy and a portfolio consisting of companies with average long-term earnings growth expectations and dividend yields. The Fund is not required to limit its investments to securities in the S&P 500® Index.

Other. The Fund’s investments in fixed-income securities are limited to securities that are considered cash equivalents.

Goldman Sachs CORE Large Cap Growth Fund

FUND FACTS

Objective:	Long-term growth of capital; dividend income is a secondary consideration

Benchmark:	Russell 1000® Growth Index

Investment Focus:	Large-cap, growth-oriented U.S. equity investments

Investment Style:	Quantitative, applied to large-cap growth stocks

Symbols:	Class A: GLCGX, Class B: GCLCX, Class C: GLCCX

INVESTMENT OBJECTIVE

The Fund seeks long-term growth of capital. The Fund seeks this objective through a broadly diversified portfolio of equity investments in large-cap U.S. issuers that are expected to have better prospects for earnings growth than the growth rate of the general domestic economy. Dividend income is a secondary consideration.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) in a broadly diversified portfolio of equity investments in large-cap U.S. issuers, including foreign issuers that are traded in the United States. These issuers will have public stock market capitalizations (based upon shares available for trading on an unrestricted basis) within the range of the market capitalization of companies constituting the Russell 1000® Growth Index at the time of investment. If the market capitalization of a company held by the Fund moves outside this range, the Fund may, but is not required to, sell the securities. The Fund is not required to limit its investments to securities in the Russell 1000® Growth Index. The capitalization range of the Russell 1000® Growth Index is currently between $340 million and $284 billion.

The Investment Adviser emphasizes a company’s growth prospects in analyzing equity investments to be purchased by the Fund. The Fund’s investments are selected using both a variety of quantitative techniques and fundamental research in seeking to maximize the Fund’s expected return, while maintaining risk, style, capitalization and industry characteristics similar to the Russell 1000® Growth Index. The Fund seeks a portfolio consisting of companies with above average capitalizations and earnings growth expectations and below average dividend yields.

Other. The Fund’s investments in fixed-income securities are limited to securities that are considered cash equivalents.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs CORE Small Cap Equity Fund

FUND FACTS

Objective:	Long-term growth of capital

Benchmark:	Russell 2000® Index

Investment Focus:	Equity investments in small-cap U.S. companies

Investment Style:	Quantitative, applied to small-cap growth and value (blend) stocks

Symbols:	Class A: GCSAX, Class B: GCSBX, Class C: GCSCX

INVESTMENT OBJECTIVE

The Fund seeks long-term growth of capital. The Fund seeks this objective through a broadly diversified portfolio of equity investments in U.S. issuers.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) in a broadly diversified portfolio of equity investments in small-cap U.S. issuers, including foreign issuers that are traded in the United States. These issuers will have public stock market capitalizations (based upon shares available for trading on an unrestricted basis) within the range of the market capitalization of companies constituting the Russell 2000® Index at the time of investment. The Fund is not required to limit its investments to securities in the Russell 2000® Index. In addition, if the market capitalization of a company held by the Fund moves outside this range, the Fund may, but is not required to, sell the securities. The capitalization range of the Russell 2000® Index is currently between $57 million and $2.3 billion.

The Fund’s investments are selected using both a variety of quantitative techniques and fundamental research in seeking to maximize the Fund’s expected return, while maintaining risk, style, capitalization and industry characteristics similar to the Russell 2000® Index. The Fund seeks a portfolio consisting of companies with small market capitalizations, strong expected earnings growth and momentum, and better valuation and risk characteristics than the Russell 2000® Index.

Other. The Fund’s investments in fixed-income securities are limited to securities that are considered cash equivalents.

Other Investment Practices
and Securities

The table below identifies some of the investment techniques that may (but are not required to) be used by the Funds in seeking to achieve their investment objectives. The table also highlights the differences among the Funds in their use of these tech-niques and other investment practices and investment securities. Numbers in this table show allowable usage only; for actual usage, consult the Funds’ annual/ semi-annual reports. For more information about these and other investment practices and securities, see Appendix A.

10 Percent of total assets (including securities lending collateral) (italic type)
10 Percent of net assets (excluding borrowings for investment purposes) (roman type)
• No specific percentage limitation	CORE	CORE	CORE	CORE
on usage; limited only by the	Large Cap	U.S.	Large Cap	Small Cap
objectives and strategies of the Fund	Value	Equity	Growth	Equity
— Not permitted	Fund	Fund	Fund	Fund

Investment Practices
Borrowings	33 1/3	33 1/3	33 1/3	33 1/3
Credit, Currency, Index, Interest Rate, Total Return and Mortgage Swaps	—	—	—	—
Cross Hedging of Currencies	•	•	•	•
Custodial Receipts and Trust Certificates	•	•	•	•
Equity Swaps*	15	15	15	15
Foreign Currency Transactions**	•	•	•	•
Futures Contracts and Options on Futures Contracts	•[1]	•[2]	•[1]	•[1]
Interest Rate Caps, Floors and Collars	—	—	—	—
Investment Company Securities (including iSharesSM and Standard & Poor’s Depositary Receipts™)	10	10	10	10
Loan Participations	—	—	—	—
Mortgage Dollar Rolls	—	—	—	—
Options on Foreign Currencies[3]	•	•	•	•
Options on Securities and Securities Indices[4]	•	•	•	•
Repurchase Agreements	•	•	•	•
Reverse Repurchase Agreements (for investment purposes)	—	—	—	—
Securities Lending	33 1/3	33 1/3	33 1/3	33 1/3
Short Sales Against the Box	—	—	—	—
Unseasoned Companies	•	•	•	•
Warrants and Stock Purchase Rights	•	•	•	•
When-Issued Securities and Forward Commitments	•	•	•	•

*	Limited to 15% of net assets (together with other illiquid securities) for all structured securities which are not deemed to be liquid and all swap transactions.
**	Limited by the amount the Fund invests in foreign securities.
[1]	The CORE Large Cap Value, CORE Large Cap Growth and CORE Small Cap Equity Funds may enter into futures transactions only with respect to a representative index.
[2]	The CORE U.S. Equity Fund may enter into futures transactions only with respect to the S&P 500® Index.
[3]	The Funds may purchase and sell call and put options.
[4]	The Funds may sell covered call and put options and purchase call and put options.

OTHER INVESTMENT PRACTICES AND SECURITIES

10 Percent of Total Assets (excluding securities lending collateral) (italic type)
10 Percent of Net Assets (including borrowings for investment purposes) (roman type)

• No specific percentage limitation	CORE	CORE	CORE	CORE
on usage; limited only by the	Large Cap	U.S.	Large Cap	Small Cap
objectives and strategies of the Fund	Value	Equity	Growth	Equity
— Not permitted	Fund	Fund	Fund	Fund

Investment Securities

American and Global Depositary Receipts[5]	•	•	•	•

Asset-Backed and Mortgage-Backed Securities	—	—	—	—

Bank Obligations[6]	•	•	•	•

Convertible Securities[7]	•	•	•	•

Corporate Debt Obligations[6]	•	•	•	•

Equity Investments	80+	90+	80+	80+

Emerging Country Securities	—	—	—	—

Fixed-Income Securities[8]	20	10	20	20

Foreign Securities[9]	•	•	•	•

Foreign Government Securities	—	—	—	—

Municipal Securities	—	—	—	—

Non-Investment Grade Fixed-Income Securities	—	—	—	—

Real Estate Investment Trusts	•	•	•	•

Stripped Mortgage-Backed Securities	—	—	—	—

Structured Securities*	•	•	•	•

Temporary Investments	35	35	35	35

U.S. Government Securities[6]	•	•	•	•

Yield Curve Options and Inverse Floating Rate Securities	—	—	—	—

*	Limited to 15% of net assets (together with other illiquid securities) for all structured securities which are not deemed to be liquid and all swap transactions.
[5]	The Funds may not invest in European Depositary Receipts.
[6]	Limited by the amount the Fund invests in fixed-income securities and limited to cash equivalents only.
[7]	The Funds have no minimum rating criteria for convertible debt securities.
[8]	Except as noted under “Convertible Securities,” fixed-income securities must be investment grade (i.e., BBB or higher by Standard & Poor’s Rating Group (“Standard & Poor’s”), Baa or higher by Moody’s Investors Service, Inc. (“Moody’s”) or have a comparable rating by another nationally recognized statistical rating organization (“NRSRO”)).
[9]	Equity securities of foreign issuers must be traded in the United States.

Principal Risks of the Funds

Loss of money is a risk of investing in each Fund. An investment in a Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insur-ance Corporation or any other governmental agency. The following summarizes important risks that apply to the Funds and may result in a loss of your investment. None of the Funds should be relied upon as a complete investment program. There can be no assurance that a Fund will achieve its investment objective.

	CORE	CORE	CORE	CORE
	Large Cap	U.S.	Large Cap	Small Cap
• Applicable	Value	Equity	Growth	Equity
— Not applicable	Fund	Fund	Fund	Fund

Credit/ Default	•	•	•	•

Foreign	•	•	•	•

Stock	•	•	•	•

Derivatives	•	•	•	•

Interest Rate	•	•	•	•

Management	•	•	•	•

Market	•	•	•	•

Liquidity	•	•	•	•

Investment Style	•	•	•	•

Mid Cap and Small Cap	—	—	—	•

PRINCIPAL RISKS OF THE FUNDS

All Funds:

■	Credit/ Default Risk—The risk that an issuer or guarantor of fixed-income securities held by a Fund may default on its obligation to pay interest and repay principal.
■	Foreign Risk—The risk that when a Fund invests in foreign securities, it will be subject to risk of loss not typically associated with domestic issuers. Loss may result because of less foreign government regulation, less public information and less economic, political and social stability. Loss may also result from the imposition of exchange controls, confiscations and other government restrictions. A Fund will also be subject to the risk of negative foreign currency rate fluctuations. Foreign risks will normally be greatest when a Fund invests in issuers located in emerging countries.
■	Stock Risk—The risk that stock prices have historically risen and fallen in periodic cycles. Recently, U.S. and foreign stock markets have experienced substantial price volatility.
■	Derivatives Risk—The risk that loss may result from a Fund’s investments in options, futures, swaps, structured securities and other derivative instruments. These instruments may be leveraged so that small changes may produce disproportionate losses to a Fund.
■	Interest Rate Risk—The risk that when interest rates increase, securities held by a Fund will decline in value. Long-term fixed-income securities will normally have more price volatility because of this risk than short-term fixed-income securities.
■	Management Risk—The risk that a strategy used by the Investment Adviser may fail to produce the intended results.
■	Market Risk—The risk that the value of the securities in which a Fund invests may go up or down in response to the prospects of individual companies, particular industry sectors and/or general economic conditions. Price changes may be temporary or last for extended periods. A Fund’s investments may be overweighted from time to time in one or more industry sectors, which will increase the Fund’s exposure to risk of loss from adverse developments affecting those sectors.
■	Liquidity Risk—The risk that a Fund will not be able to pay redemption proceeds within the time period stated in this Prospectus because of unusual market conditions, an unusually high volume of redemption requests, or other reasons. Funds that invest in small and mid-capitalization stocks and REITs will be especially subject to the risk that during certain periods the liquidity of particular issuers or industries, or all securities within particular investment categories, will shrink or disappear suddenly and without warning as a result of adverse economic, market or political events, or adverse investor perceptions whether or not accurate. The Goldman Sachs Asset Allocation Portfolios (the “Asset Allocation Portfolios”) expect to invest a significant percentage of their assets in the Funds and other funds for which GSAM or an affiliate now or in the future acts as investment adviser or underwriter. Redemptions by an Asset Allocation Portfolio of its position in a

Fund may further increase liquidity risk and may impact a Fund’s net asset value (“NAV”).
■	Investment Style Risk—Different investment styles tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. A Fund may outperform or underperform other funds that employ a different investment style. Examples of different investment styles include growth and value investing. Growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company’s growth of earnings potential. Also, since growth companies usually invest a high portion of earnings in their business, growth stocks may lack the dividends of some value stocks that can cushion stock prices in a falling market. Growth oriented funds will typically underperform when value investing is in favor. Value stocks are those that are undervalued in comparison to their peers due to adverse business developments or other factors.

Specific Funds:

■	Mid Cap and Small Cap Risk—The securities of small capitalization and mid-capitalization companies involve greater risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements. Securities of such issuers may lack sufficient market liquidity to enable a Fund to effect sales at an advantageous time or without a substantial drop in price.

More information about the Funds’ portfolio securities and investment techniques, and their associated risks, is provided in Appendix A. You should consider the investment risks discussed in this section and in Appendix A. Both are important to your investment choice.

Fund Performance

HOW THE FUNDS HAVE PERFORMED

The bar chart and table provide an indication of the risks of investing in a Fund by showing: (a) changes in the performance of a Fund’s Class A Shares from year to year; and (b) how the average annual total returns of a Fund’s Class A, B and C Shares compare to those of broad-based securities market indices. The bar chart and table assume reinvestment of dividends and distributions. A Fund’s past performance, before and after taxes, is not necessarily an indication of how the Fund will perform in the future.

The average annual total return calculation reflects a maximum initial sales charge of 5.5% for Class A Shares, the assumed contingent deferred sales charge (“CDSC”) for Class B Shares (5% maximum declining to 0% after six years), and the assumed CDSC for Class C Shares (1% if redeemed within 12 months of purchase). The bar chart does not reflect the sales loads applicable to Class A Shares. If the sales loads were reflected, returns would be less. Performance reflects expense limitations in effect. If expense limitations were not in place, a Fund’s performance would have been reduced.

INFORMATION ON AFTER-TAX RETURNS

These definitions apply to the after-tax returns.

Average Annual Total Returns Before Taxes. These returns do not reflect taxes on distributions on a Fund’s Class A Shares nor do they show how performance can be impacted by taxes when shares are redeemed (sold) by you.

Average Annual Total Returns After Taxes on Distributions. These returns assume that taxes are paid on distributions on a Fund’s Class A Shares (i.e., dividends and capital gains) but do not reflect taxes that may be incurred upon redemption (sale) of the Class A Shares at the end of the performance period.

Average Annual Total Returns After Taxes on Distributions and Sale of Shares. These returns reflect taxes paid on distributions on a Fund’s Class A Shares and taxes applicable when the shares are redeemed (sold).

Note on Tax Rates. The after-tax performance figures are calculated using the historically highest individual federal marginal income tax rates at the time of the distributions (as of the date of this Prospectus, 35% for ordinary income dividends and 15% for long-term capital gains distributions) and do not reflect state and local taxes. In calculating the federal income taxes due on redemptions, capital gains taxes resulting from a redemption are subtracted from the redemption proceeds and the tax benefits from capital losses resulting from the redemption are added to the redemption proceeds. Under certain circumstances, the addition of the tax benefits from capital losses resulting from redemptions may cause the Returns After Taxes on Distributions and Sale of Fund Shares to be greater than the Returns After Taxes on Distributions or even the Returns Before Taxes.

CORE Large Cap Value Fund

TOTAL RETURN	CALENDAR YEAR (CLASS A)

The total return for Class A Shares for the 9-month period ended September 30, 2003 was +13.15%. Best Quarter* Q2 ’99 +10.41% Worst Quarter* Q3 ’02 -17.08%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2002	1 Year	Since Inception

Class A (Inception 12/31/98)
Returns Before Taxes	-22.71%	-4.52%
Returns After Taxes on Distributions**	-23.00%	-4.97%
Returns After Taxes on Distributions and Sale of Fund Shares**	-13.93%	-3.73%
Russell 1000® Value Index***	-15.52%	-2.16%

Class B (Inception 12/31/98)
Returns Before Taxes	-22.91%	-4.42%
Russell 1000® Value Index***	-15.52%	-2.16%

Class C (Inception 12/31/98)
Returns Before Taxes	-19.63%	-3.88%
Russell 1000® Value Index***	-15.52%	-2.16%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	The after-tax returns are for Class A Shares only. The after-tax returns for Class B and Class C Shares will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The Russell 1000® Value Index (inception date 1/1/99) is an unmanaged market capitalization weighted index of the 1,000 largest U.S. companies with lower price-to-book ratios and lower forecasted growth values. The Index figures do not reflect any deduction for fees, expenses or taxes.

FUND PERFORMANCE

CORE U.S. Equity Fund

TOTAL RETURN	CALENDAR YEAR (CLASS A)

The total return for Class A Shares for the 9-month period ended September 30, 2003 was +15.25%. Best Quarter* Q4 ’98 +21.44% Worst Quarter* Q3 ’02 -15.61%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2002	1 Year	5 Years	10 Years	Since Inception

Class A (Inception 5/24/91)
Returns Before Taxes	-25.84%	-2.46%	8.10%	7.81%
Returns After Taxes on Distributions**	-25.84%	-3.55%	6.19%	6.11%
Returns After Taxes on Distributions and Sale of Fund Shares**	-15.87%	-1.83%	6.16%	6.01%
S&P 500® Index***	-22.10%	-0.59%	9.34%	9.83%

Class B (Inception 5/1/96)
Returns Before Taxes	-26.00%	-2.46%	N/A	4.28%
S&P 500® Index***	-22.10%	-0.59%	N/A	6.15%

Class C (Inception 8/15/97)
Returns Before Taxes	-22.85%	-2.06%	N/A	-1.12%
S&P 500® Index***	-22.10%	-0.59%	N/A	0.47%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	The after-tax returns are for Class A Shares only. The after-tax returns for Class B and Class C Shares will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The S&P 500® Index is the Standard & Poor’s 500 Composite Stock Price Index of 500 stocks, an unmanaged index of common stock prices. The Index figures do not reflect any deduction for fees, expenses or taxes.

CORE Large Cap Growth Fund

TOTAL RETURN	CALENDAR YEAR (CLASS A)

The total return for Class A Shares for the 9-month period ended September 30, 2003 was +18.36%. Best Quarter* Q4 ’98 +25.47% Worst Quarter* Q1 ’01 -22.05%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2002	1 Year	5 Years	Since Inception

Class A (Inception 5/1/97)
Returns Before Taxes	-31.05%	-5.67%	-1.70%
Returns After Taxes on Distributions**	-31.05%	-6.05%	-2.27%
Returns After Taxes on Distributions and Sale of Fund Shares**	-19.07%	-4.37%	-1.40%
Russell 1000® Growth Index***	-27.88%	-3.84%	0.01%

Class B (Inception 5/1/97)
Returns Before Taxes	-31.23%	-5.70%	-1.61%
Russell 1000® Growth Index***	-27.88%	-3.84%	0.01%

Class C (Inception 8/15/97)
Returns Before Taxes	-28.34%	-5.31%	-4.49%
Russell 1000® Growth Index***	-27.88%	-3.84%	-2.96%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	The after-tax returns are for Class A Shares only. The after-tax returns for Class B and Class C Shares will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The Russell 1000® Growth Index is an unmanaged market capitalization weighted index of the 1000 largest U.S. companies with higher price-to-book ratios and higher forecasted growth values. The Index figures do not reflect any deduction for fees, expenses or taxes.

FUND PERFORMANCE

CORE Small Cap Equity Fund

TOTAL RETURN	CALENDAR YEAR (CLASS A)

The total return for Class A Shares for the 9-month period ended September 30, 2003 was +26.72%. Best Quarter* Q4 ’01 +20.55% Worst Quarter* Q3 ’98 -24.34%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2002	1 Year	5 Years	Since Inception

Class A (Inception 8/15/97)
Returns Before Taxes	-20.81%	-1.72%	-0.17%
Returns After Taxes on Distributions**	-20.81%	-2.42%	-0.87%
Returns After Taxes on Distributions and Sale of Fund Shares**	-12.78%	-1.46%	-0.24%
Russell 2000® Index***	-20.48%	-1.36%	-0.07%

Class B (Inception 8/15/97)
Returns Before Taxes	-20.91%	-1.70%	-0.03%
Russell 2000® Index***	-20.48%	-1.36%	-0.07%

Class C (Inception 8/15/97)
Returns Before Taxes	-17.63%	-1.27%	0.19%
Russell 2000® Index***	-20.48%	-1.36%	-0.07%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	The after-tax returns are for Class A Shares only. The after-tax returns for Class B and Class C Shares will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The Russell 2000® Index is an unmanaged index of common stock prices that measures the performance of the 2000 smallest companies in the Russell 3000® Index. The Index figures do not reflect any deduction for fees, expenses or taxes.

Fund Fees and Expenses (Class A, B and C Shares)

This table describes the fees and expenses that you would pay if you buy and hold Class A, Class B, or Class C Shares of a Fund.

	CORE Large Cap Value Fund

	Class A		Class B		Class C

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	5.5%	[1]	None		None
Maximum Deferred Sales Charge (Load)[2]	None	[1]	5.0%	[3]	1.0%	[4]
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None		None		None
Redemption Fees[5]	None		None		None
Exchange Fees	None		None		None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[6]
Management Fees	0.60%		0.60%		0.60%
Distribution and Service (12b-1) Fees	0.25%		1.00%		1.00%
Other Expenses[8]	0.37%		0.37%		0.37%

Total Fund Operating Expenses*	1.22%		1.97%		1.97%

See page 22 for all other footnotes.

*	The “Other Expenses” and “Total Fund Operating Expenses” (after any waivers and expense limitations) set forth below have been restated to reflect the current waivers and expense limitations that are expected for the current fiscal year. In addition, during the last fiscal year, the Fund incurred certain extraordinary and non-recurring expenses that are not reflected in the table below. The waivers and expense limitations may be terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

	CORE Large Cap Value Fund

	Class A	Class B	Class C

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):
Management Fees	0.60%	0.60%	0.60%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%
Other Expenses[8]	0.25%	0.25%	0.25%

Total Fund Operating Expenses (after current expense limitations)	1.10%	1.85%	1.85%

FUND FEES AND EXPENSES

	CORE U.S. Equity Fund

	Class A		Class B		Class C

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	5.5%	[1]	None		None
Maximum Deferred Sales Charge (Load)[2]	None	[1]	5.0%	[3]	1.0%	[4]
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None		None		None
Redemption Fees[5]	None		None		None
Exchange Fees	None		None		None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[6]
Management Fees[7]	0.75%		0.75%		0.75%
Distribution and Service (12b-1) Fees	0.25%		1.00%		1.00%
Other Expenses[8]	0.26%		0.26%		0.26%

Total Fund Operating Expenses*	1.26%		2.01%		2.01%

See page 22 for all other footnotes.

*	The “Other Expenses” and “Total Fund Operating Expenses” (after any waivers and expense limitations) set forth below have been restated to reflect the current waivers and expense limitations that are expected for the current fiscal year. In addition, during the last fiscal year, the Fund incurred certain extraordinary and non-recurring expenses that are not reflected in the table below. The waivers and expense limitations may be terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

	CORE U.S. Equity Fund

	Class A	Class B	Class C

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):
Management Fees[7]	0.70%	0.70%	0.70%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%
Other Expenses[8]	0.19%	0.19%	0.19%

Total Fund Operating Expenses (after current waivers and expense limitations)	1.14%	1.89%	1.89%

Fund Fees and Expenses continued

	CORE Large Cap Growth Fund

	Class A		Class B		Class C

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	5.5%	[1]	None		None
Maximum Deferred Sales Charge (Load)[2]	None	[1]	5.0%	[3]	1.0%	[4]
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None		None		None
Redemption Fees[5]	None		None		None
Exchange Fees	None		None		None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[6]
Management Fees[7]	0.75%		0.75%		0.75%
Distribution and Service (12b-1) Fees	0.25%		1.00%		1.00%
Other Expenses[8]	0.31%		0.31%		0.31%

Total Fund Operating Expenses*	1.31%		2.06%		2.06%

See page 22 for all other footnotes.

*	The “Other Expenses” and “Total Fund Operating Expenses” (after any waivers and expense limitations) set forth below have been restated to reflect the current waivers and expense limitations that are expected for the current fiscal year. In addition, during the last fiscal year, the Fund incurred certain extraordinary and non-recurring expenses that are not reflected in the table below. The waivers and expense limitations may be terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

	CORE Large Cap Growth Fund

	Class A	Class B	Class C

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):
Management Fees[7]	0.70%	0.70%	0.70%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%
Other Expenses[8]	0.21%	0.21%	0.21%

Total Fund Operating Expenses (after current waivers and expense limitations)	1.16%	1.91%	1.91%

FUND FEES AND EXPENSES

	CORE Small Cap Equity Fund

	Class A		Class B		Class C

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	5.5%	[1]	None		None
Maximum Deferred Sales Charge (Load) [2]	None	[1]	5.0%	[3]	1.0%	[4]
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None		None		None
Redemption Fees[5]	None		None		None
Exchange Fees	None		None		None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[6]
Management Fees	0.85%		0.85%		0.85%
Distribution and Service (12b-1) Fees	0.25%		1.00%		1.00%
Other Expenses [8]	0.42%		0.42%		0.42%

Total Fund Operating Expenses*	1.52%		2.27%		2.27%

See page 22 for all other footnotes.

*	The “Other Expenses” and “Total Fund Operating Expenses” (after any waivers and expense limitations) set forth below have been restated to reflect the current waivers and expense limitations that are expected for the current fiscal year. In addition, during the last fiscal year, the Fund incurred certain extraordinary and non-recurring expenses that are not reflected in the table below. The waivers and expense limitations may be terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

	CORE Small Cap Equity Fund

	Class A	Class B	Class C

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):
Management Fees	0.85%	0.85%	0.85%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%
Other Expenses[8]	0.23%	0.23%	0.23%

Total Fund Operating Expenses (after current expense limitations)	1.33%	2.08%	2.08%

Fund Fees and Expenses continued

[1]	The maximum sales charge is a percentage of the offering price. Under certain circumstances which are described below, the maximum sales charge may be reduced or waived entirely. A CDSC of 1% is imposed on certain redemptions (within 18 months of purchase) of Class A Shares sold without an initial sales charge as part of an investment of $1 million or more.
[2]	The maximum CDSC is a percentage of the lesser of the NAV at the time of the redemption or the NAV when the shares were originally purchased.
[3]	A CDSC is imposed upon Class B Shares redeemed within six years of purchase at a rate of 5% in the first year, declining to 1% in the sixth year, and eliminated thereafter.
[4]	A CDSC of 1% is imposed on Class C Shares redeemed within 12 months of purchase.
[5]	A transaction fee of $7.50 may be charged for redemption proceeds paid by wire.
[6]	The Funds’ annual operating expenses are based on actual expenses for the fiscal year ended August 31, 2003.
[7]	The Investment Adviser has voluntarily agreed not to impose a portion of the management fee on the CORE U.S. Equity Fund and the CORE Large Cap Growth Fund equal to 0.05% and 0.05%, respectively, of such Funds’ average daily net assets. As a result of fee waivers, the current management fees of the CORE U.S. Equity Fund and CORE Large Cap Growth Fund are 0.70% and 0.70%, respectively, of such Fund’s average daily net assets. The waivers may be terminated at any time at the option of the Investment Adviser.

[8]	“Other Expenses” include transfer agency fees and expenses equal on an annualized basis to 0.19% of the average daily net assets of each Fund’s Class A, B and C Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit “Other Expenses” (excluding management fees, distribution and service fees, transfer agency fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meeting and other extraordinary expenses) to the following percentages (rounded) of each Fund’s average daily net assets:

Other
Fund	Expenses

CORE Large Cap Value	0.06%
CORE U.S. Equity	0.00%
CORE Large Cap Growth	0.02%
CORE Small Cap Equity	0.04%

FUND FEES AND EXPENSES

Example

The following Example is intended to help you compare the cost of investing in a Fund (without the waivers and expense limitations) with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in Class A, B or C Shares of a Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that a Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Fund	1 Year	3 Years	5 Years	10 Years

CORE Large Cap Value
Class A Shares	$667	$916	$1,183	$1,946
Class B Shares
– Assuming complete redemption at end of period	$700	$918	$1,262	$2,102
– Assuming no redemption	$200	$618	$1,062	$2,102
Class C Shares
– Assuming complete redemption at end of period	$300	$618	$1,062	$2,296
– Assuming no redemption	$200	$618	$1,062	$2,296

CORE U.S. Equity
Class A Shares	$671	$928	$1,204	$1,989
Class B Shares
– Assuming complete redemption at end of period	$704	$930	$1,283	$2,144
– Assuming no redemption	$204	$630	$1,083	$2,144
Class C Shares
– Assuming complete redemption at end of period	$304	$630	$1,083	$2,338
– Assuming no redemption	$204	$630	$1,083	$2,338

CORE Large Cap Growth
Class A Shares	$676	$942	$1,229	$2,042
Class B Shares
– Assuming complete redemption at end of period	$709	$946	$1,308	$2,197
– Assuming no redemption	$209	$646	$1,108	$2,197
Class C Shares
– Assuming complete redemption at end of period	$309	$646	$1,108	$2,390
– Assuming no redemption	$209	$646	$1,108	$2,390

CORE Small Cap Equity
Class A Shares	$696	$1,004	$1,333	$2,263
Class B Shares
– Assuming complete redemption at end of period	$730	$1,009	$1,415	$2,417
– Assuming no redemption	$230	$709	$1,215	$2,417
Class C Shares
– Assuming complete redemption at end of period	$330	$709	$1,215	$2,605
– Assuming no redemption	$230	$709	$1,215	$2,605

Fund Fees and Expenses continued

The hypothetical example assumes that a CDSC will not apply to redemptions of Class A Shares within the first 18 months. Class B Shares convert to Class A Shares eight years after purchase; therefore, Class A expenses are used in the hypothetical example after year eight.

Certain institutions that sell Fund shares and/or their salespersons may receive other compensation in connection with the sale and distribution of Class A, Class B and Class C Shares for services to their customers’ accounts and/or the Funds. For additional information regarding such compensation, see “What Should I Know When I Purchase Shares Through An Authorized Dealer?” in the Prospectus and “Other Information” in the Statement of Additional Information (“Additional Statement”).

Service Providers

INVESTMENT ADVISER

Investment Adviser	Fund

Goldman Sachs Asset Management, L.P. (“GSAM”) 32 Old Slip New York, New York 10005	CORE Large Cap Value CORE U.S. Equity CORE Large Cap Growth CORE Small Cap Equity

GSAM has been registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) since 1990 and is an affiliate of Goldman, Sachs & Co. (“Goldman Sachs”). As of September 30, 2003, GSAM, along with other units of the Investment Management Division of Goldman Sachs, had assets under management of $337.2 billion.

The Investment Adviser provides day-to-day advice regarding the Funds’ portfolio transactions. The Investment Adviser makes the investment decisions for the Funds and places purchase and sale orders for the Funds’ portfolio transactions in U.S. and foreign markets. As permitted by applicable law, these orders may be directed to any brokers, including Goldman Sachs and its affiliates. While the Investment Adviser is ultimately responsible for the management of the Funds, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. In addition, the Investment Adviser has access to the research and certain proprietary technical models developed by Goldman Sachs, and will apply quantitative and qualitative analysis in determining the appropriate allocations among categories of issuers and types of securities.

The Investment Adviser also performs the following additional services for the Funds:

■	Supervises all non-advisory operations of the Funds
■	Provides personnel to perform necessary executive, administrative and clerical services to the Funds
■	Arranges for the preparation of all required tax returns, reports to shareholders, prospectuses and statements of additional information and other reports filed with the SEC and other regulatory authorities
■	Maintains the records of each Fund
■	Provides office space and all necessary office equipment and services

MANAGEMENT FEES

As compensation for its services and its assumption of certain expenses, the Investment Adviser is entitled to the following fees, computed daily and payable monthly, at the annual rates listed below (as a percentage of each respective Fund’s average daily net assets):

		Actual Rate
		For the Fiscal
		Year Ended
	Contractual Rate	August 31, 2003

CORE Large Cap Value	0.60%	0.60%

CORE U.S. Equity	0.75%	0.70%

CORE Large Cap Growth	0.75%	0.70%

CORE Small Cap Equity	0.85%	0.85%

The difference, if any, between the stated fees and the actual fees paid by the Funds reflects that the Investment Adviser did not charge the full amount of the fees to which it would have been entitled. The Investment Adviser may discontinue or modify any such voluntary limitations in the future at its discretion.

FUND MANAGERS

Quantitative Equity Team

■	A stable and growing team supported by an extensive internal staff
■	Access to the research ideas of Goldman Sachs’ renowned Global Investment Research Department
■	More than $38 billion in equities currently under management

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Robert C. Jones Chief Investment Officer Managing Director	Senior Portfolio Manager— CORE U.S. Equity CORE Large Cap Growth CORE Small Cap Equity CORE Large Cap Value	Since 1991 1997 1997 1998	Mr. Jones joined the Investment Adviser as a portfolio manager in 1989.

Melissa Brown Managing Director	Senior Portfolio Manager— CORE U.S. Equity CORE Large Cap Growth CORE Small Cap Equity CORE Large Cap Value	Since 1998 1998 1998 1998	Ms. Brown joined the Investment Adviser as a portfolio manager in 1998. From 1984 to 1998, she was the director of Quantitative Equity Research and served on the Investment Policy Committee at Prudential Securities.

SERVICE PROVIDERS

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Gary Chropuvka CFA, CFP Vice President	Portfolio Manager— CORE U.S. Equity CORE Large Cap Growth CORE Small Cap Equity CORE Large Cap Value	Since 2003 2003 2003 2003	Mr. Chropuvka joined the Investment Adviser in 1998 as a member of the Private Equity Partnerships team. He became a member of the Quantitative Equity team in 1999 and is responsible for the construction and trading of the portfolios.

DISTRIBUTOR AND TRANSFER AGENT

Goldman Sachs, 85 Broad Street, New York, New York 10004, serves as the exclusive distributor (the “Distributor”) of each Fund’s shares. Goldman Sachs, 4900 Sears Tower, Chicago, Illinois 60606-6372, also serves as each Fund’s transfer agent (the “Transfer Agent”) and, as such, performs various shareholder servicing functions.

From time to time, Goldman Sachs or any of its affiliates may purchase and hold shares of the Funds. Goldman Sachs reserves the right to redeem at any time some or all of the shares acquired for its own account.

ACTIVITIES OF GOLDMAN SACHS AND ITS AFFILIATES AND OTHER ACCOUNTS MANAGED BY GOLDMAN SACHS

The involvement of the Investment Adviser, Goldman Sachs and their affiliates in the management of, or their interest in, other accounts and other activities of Goldman Sachs may present conflicts of interest with respect to a Fund or limit a Fund’s investment activities. Goldman Sachs and its affiliates engage in proprietary trading and advise accounts and funds which have investment objectives similar to those of the Funds and/or which engage in and compete for transactions in the same types of securities, currencies and instruments as the Funds. Goldman Sachs and its affiliates will not have any obligation to make available any information regarding their proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of the Funds. The results of a Fund’s investment activities, therefore, may differ from those of Goldman Sachs and its affiliates, and it is possible that a Fund could sustain losses during periods in which Goldman Sachs and its affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. In addition, the Funds may, from time to time, enter into transactions in which Goldman Sachs or its other clients have an adverse interest. A Fund’s activities may be limited because of regulatory restrictions applicable to Goldman

Sachs and its affiliates, and/or their internal policies designed to comply with such restrictions. As a global financial services firm, Goldman Sachs also provides a wide range of investment banking and financial services to issuers of securities and investors in securities. Goldman Sachs, its affiliates and others associated with it may create markets or specialize in, have positions in and affect transactions in, securities of issuers held by the Funds, and may also perform or seek to perform investment banking and financial services for those issuers.

Under a securities lending program approved by the Funds’ Board of Trustees, the Funds have retained an affiliate of the Investment Adviser to serve as the securities lending agent for each Fund to the extent that the Funds engage in the securities lending program. For these services, the lending agent may receive a fee from the Funds, including a fee based on the returns earned on the Funds’ investment of the cash received as collateral for loaned securities. In addition, the Funds may make brokerage and other payments to Goldman Sachs and its affiliates in connection with the Funds’ portfolio investment transactions.

Dividends

Each Fund pays dividends from its investment company taxable income and distributions from net realized capital gains. You may choose to have dividends and distributions paid in:

■	Cash
■	Additional shares of the same class of the same Fund
■	Shares of the same or an equivalent class of another Goldman Sachs Fund. Special restrictions may apply for certain Goldman Sachs Institutional Liquid Assets Portfolios (“ILA Portfolios”). See the Additional Statement.

You may indicate your election on your Account Application. Any changes may be submitted in writing to Goldman Sachs at any time before the record date for a particular dividend or distribution. If you do not indicate any choice, your dividends and distributions will be reinvested automatically in the applicable Fund.

The election to reinvest dividends and distributions in additional shares will not affect the tax treatment of such dividends and distributions, which will be treated as received by you and then used to purchase the shares.

Dividends from net investment company taxable income and distributions from net capital gains are declared and paid as follows:

	Investment	Capital Gains
Fund	Income Dividends	Distributions

CORE Large Cap Value	Quarterly	Annually

CORE U.S. Equity	Annually	Annually

CORE Large Cap Growth	Annually	Annually

CORE Small Cap Equity	Annually	Annually

From time to time a portion of a Fund’s dividends may constitute a return of capital.

When you purchase shares of a Fund, part of the NAV per share may be represented by undistributed realized gains that have previously been earned by the Fund. Therefore, subsequent distributions on such shares from such income or realized gains may be taxable to you even if the NAV of the shares is, as a result of the distributions, reduced below the cost of such shares and the distributions (or portions thereof) represent a return of a portion of the purchase price.

Shareholder Guide

The following section will provide you with answers to some of the most often asked questions regarding buying and selling the Funds’ shares.

HOW TO BUY SHARES

How Can I Purchase Class A, Class B And Class C Shares Of The Funds?
You may purchase shares of the Funds through:

■	Goldman Sachs;
■	Authorized Dealers; or
■	Directly from Goldman Sachs Trust (the “Trust”).

In order to make an initial investment in a Fund, you must furnish to the Fund, Goldman Sachs or your Authorized Dealer the information in the Account Application. An order will be processed upon receipt of payment.

To Open an Account:

■	Complete the Account Application
■	Mail your payment and Account Application to:

Your Authorized Dealer

—	Purchases by check or Federal Reserve draft should be made payable to your Authorized Dealer
—	Your Authorized Dealer is responsible for forwarding payment promptly (within three business days) to the Fund

or
Goldman Sachs Funds, P.O. Box 219711, Kansas City, MO 64121-9711

—	Purchases by check or Federal Reserve draft should be made payable to Goldman Sachs Funds — (Name of Fund and Class of Shares)
—	Boston Financial Data Services, Inc. (“BFDS”), the Funds’ sub-transfer agent, will not accept checks drawn on foreign banks, third-party checks, cashier’s checks or official checks, temporary checks, electronic checks, drawers checks, cash, money orders, travelers cheques or credit card checks.
—	Federal funds wire, Automated Clearing House Network (“ACH”) transfer or bank wires should be sent to State Street Bank and Trust Company (“State Street”) (each Fund’s custodian). Please call the Funds at 1-800-526-7384 to get detailed instructions on how to wire your money.

SHAREHOLDER GUIDE

What Is My Minimum Investment In The Funds?

	Initial	Additional

Regular Accounts	$1,000	$50

Tax-Sheltered Retirement Plans (excluding SIMPLE IRAs and Education IRAs)	$250	$50

Uniform Gift to Minors Act Accounts/ Uniform Transfer to Minors Act Accounts	$250	$50

403(b) Plan Accounts	$200	$50

SIMPLE IRAs and Education IRAs	$50	$50

Automatic Investment Plan Accounts	$50	$50

What Alternative Sales Arrangements Are Available?
The Funds offer three classes of shares through this Prospectus.

Maximum Amount You Can Buy In The Aggregate Across Funds	Class A	No limit

	Class B	$250,000

	Class C	$1,000,000

Initial Sales Charge	Class A	Applies to purchases of less than $1 million—varies by size of investment with a maximum of 5.5%

	Class B	None

	Class C	None

CDSC	Class A	1.00% on certain investments of $1 million or more if you sell within 18 months

	Class B	6 year declining CDSC with a maximum of 5%

	Class C	1% if shares are redeemed within 12 months of purchase

Conversion Feature	Class A	None

	Class B	Class B Shares convert to Class A Shares after 8 years

	Class C	None

What Else Should I Know About Share Purchases?
The Trust reserves the right to:

■	Refuse to open an account if you fail to (i) provide a Social Security Number or other taxpayer identification number; or (ii) certify that such number is correct (if required to do so under applicable law).
■	Reject or restrict any purchase or exchange order by a particular purchaser (or group of related purchasers) for any reason in its discretion. Without limiting the foregoing, the Trust may reject or restrict purchase and exchange orders by a particular purchaser (or group of related purchasers) when a pattern of frequent purchases, sales or exchanges of shares of a Fund is evident, or if purchases, sales or exchanges are, or a subsequent abrupt redemption might be, of a size that would disrupt the management of a Fund.
■	Close a Fund to new investors from time to time and reopen any such Fund whenever it is deemed appropriate by a Fund’s Investment Adviser.
■	Modify or waive the minimum investment amounts.
■	Modify the manner in which shares are offered.
■	Modify the sales charge rates applicable to future purchases of shares.

The Funds may allow you to purchase shares with securities instead of cash if consistent with a Fund’s investment policies and operations and if approved by the Fund’s Investment Adviser.

Customer Identification Program. Federal law requires the Funds to obtain, verify and record identifying information, which may include the name, residential or business street address, date of birth (for an individual), social security or taxpayer identification number or other identifying information, for each investor who opens an account with the Funds. Applications without the required information, or (where applicable) without an indication that a social security or taxpayer identification number has been applied for, may not be accepted by the Funds. After accepting an application, to the extent permitted by applicable law or their customer identification program, the Funds reserve the right to (i) place limits on transactions in any account until the identity of the investor is verified; or (ii) refuse an investment in the Funds; or (iii) to involuntarily redeem an investor’s shares and close an account in the event that the Funds are unable to verify investor’s identity. The Funds and their agents will not be responsible for any loss in an investor’s account resulting from the investor’s delay in providing all required identifying information or from closing an account and redeeming an investor’s shares pursuant to the customer identification program.

How Are Shares Priced?
The price you pay or receive when you buy, sell or exchange shares is the Fund’s next determined NAV and share class. Each class calculates its NAV as follows:

NAV =	(Value of Assets of the Class) – (Liabilities of the Class) Number of Outstanding Shares of the Class

The Funds’ investments are valued based on market quotations or if accurate quotations are not readily available, or if the Investment Adviser believes that such quotations do not accurately reflect fair value, the fair value of the Funds’ investments may be determined in good faith under procedures established by the Trustees.

SHAREHOLDER GUIDE

■	NAV per share of each share class is generally calculated by the accounting agent on each business day as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York time) or such later time as the New York Stock Exchange or NASDAQ market may officially close. Fund shares will generally not be priced on any day the New York Stock Exchange is closed.
■	When you buy shares, you pay the NAV next calculated after the Funds receive your order in proper form, plus any applicable sales charge.
■	When you sell shares, you receive the NAV next calculated after the Funds receive your order in proper form, less any applicable CDSC.
■	The Trust reserves the right to reprocess purchase, redemption and exchange transactions that were processed at an NAV other than a Fund’s official closing NAV that is subsequently adjusted, and to recover amounts from (or distribute amounts to) shareholders accordingly based on the official closing NAV.
■	The Trust reserves the right to advance the time by which purchase and redemption orders must be received for same business day credit as otherwise permitted by the SEC.

Note: The time at which transactions and shares are priced and the time by which orders must be received may be changed in case of an emergency or if regular trading on the New York Stock Exchange is stopped at a time other than 4:00 p.m. New York time. In the event the New York Stock Exchange does not open for business because of an emergency, the Trust may, but is not required to, open one or more Funds for purchase, redemption and exchange transactions if the Federal Reserve wire payment system is open. To learn whether a Fund is open for business during an emergency situation, please call 1-800-526-7384.

Foreign securities may trade in their local markets on days a Fund is closed. As a result, the NAV of a Fund that holds foreign securities may be impacted on days when investors may not purchase or redeem Fund shares.

In addition, if an event that affects the value of a security occurs after the publication of market quotations used by a Fund to price its securities but before the close of trading on the New York Stock Exchange, the Trust in its discretion and consistent with applicable regulatory guidance may determine whether to make an adjustment in light of the nature and significance of the event.

COMMON QUESTIONS ABOUT THE PURCHASE OF CLASS A SHARES

What Is The Offering Price Of Class A Shares?
The offering price of Class A Shares of each Fund is the next determined NAV per share plus an initial sales charge paid to Goldman Sachs at the time of purchase of shares. The sales charge varies depending upon the amount you purchase. In some cases, described below, the initial sales charge may be eliminated altogether, and the offering price will be the NAV per share. The current sales charges and commissions paid to Authorized Dealers are as follows:

		Sales Charge	Maximum Dealer
	Sales Charge as	as Percentage	Allowance as
Amount of Purchase	Percentage of	of Net Amount	Percentage of
(including sales charge, if any)	Offering Price	Invested	Offering Price*

Less than $50,000	5.50%	5.82%	5.00%
$50,000 up to (but less than) $100,000	4.75	4.99	4.00
$100,000 up to (but less than) $250,000	3.75	3.90	3.00
$250,000 up to (but less than) $500,000	2.75	2.83	2.25
$500,000 up to (but less than) $1 million	2.00	2.04	1.75
$1 million or more	0.00 **	0.00 **	***

*	Dealer’s allowance may be changed periodically. During special promotions, the entire sales charge may be allowed to Authorized Dealers. Authorized Dealers to whom substantially the entire sales charge is allowed may be deemed to be “underwriters” under the Securities Act of 1933.
**	No sales charge is payable at the time of purchase of Class A Shares of $1 million or more, but a CDSC of 1% may be imposed in the event of certain redemptions within 18 months of purchase.
***	The Distributor may pay a one-time commission to Authorized Dealers who initiate or are responsible for purchases of $1 million or more of shares of the Funds equal to 1.00% of the amount under $3 million, 0.50% of the next $2 million, and 0.25% thereafter. The Distributor may also pay, with respect to all or a portion of the amount purchased, a commission in accordance with the foregoing schedule to Authorized Dealers who initiate or are responsible for purchases of $500,000 or more by certain Section 401(k), profit sharing, money purchase pension, tax-sheltered annuity, defined benefit pension, or other employee benefit plans that are sponsored by one or more employers (including governmental or church employers) or employee organizations investing in the Funds which satisfy the criteria set forth below in “When Are Class A Shares Not Subject To A Sales Load?” or $1 million or more by certain “wrap” accounts. Purchases by such plans will be made at NAV with no initial sales charge, but if shares are redeemed within 18 months after the end of the calendar month in which such purchase was made, a CDSC of 1% may be imposed upon the plan, the plan sponsor or the third-party administrator. In addition, Authorized Dealers will remit to the Distributor such payments received in connection with “wrap” accounts in the event that shares are redeemed within 18 months after the end of the calendar month in which the purchase was made.

What Else Do I Need To Know About Class A Shares’ CDSC?
Purchases of $1 million or more of Class A Shares will be made at NAV with no initial sales charge. However, if you redeem shares within 18 months after the end of the calendar month in which the purchase was made, excluding any period of time in which the shares were exchanged into and remained invested in an equivalent class of an ILA Portfolio, a CDSC of 1% may be imposed. The CDSC may not be imposed if your Authorized Dealer enters into an agreement with the Distributor to return all or an applicable prorated portion of its commission to the Distributor. The CDSC is waived on redemptions in certain circumstances. See “In

SHAREHOLDER GUIDE

What Situations May The CDSC On Class A, B Or C Shares Be Waived Or Reduced?” below.

When Are Class A Shares Not Subject To A Sales Load?
Class A Shares of the Funds may be sold at NAV without payment of any sales charge to the following individuals and entities:

■	Goldman Sachs, its affiliates or their respective officers, partners, directors or employees (including retired employees and former partners), any partnership of which Goldman Sachs is a general partner, any Trustee or officer of the Trust and designated family members of any of these individuals;
■	Qualified retirement plans of Goldman Sachs;
■	Trustees or directors of investment companies for which Goldman Sachs or an affiliate acts as sponsor;
■	Any employee or registered representative of any Authorized Dealer or their respective spouses, children and parents;
■	Banks, trust companies or other types of depository institutions investing for their own account or investing for discretionary or non-discretionary accounts;
■	Any state, county or city, or any instrumentality, department, authority or agency thereof, which is prohibited by applicable investment laws from paying a sales charge or commission in connection with the purchase of shares of a Fund;
■	Section 401(k), profit sharing, money purchase pension, tax-sheltered annuity, defined benefit pension, or other employee benefit plans that are sponsored by one or more employers (including governmental or church employers) or employee organizations (“Retirement Plans”) that:

■	Buy shares of Goldman Sachs Funds worth $500,000 or more; or
■	Have 100 or more eligible employees at the time of purchase; or
■	Certify that they expect to have annual plan purchases of shares of Goldman Sachs Funds of $200,000 or more; or
■	Are provided administrative services by certain third-party administrators that have entered into a special service arrangement with Goldman Sachs relating to such plans; or
■	Have at the time of purchase aggregate assets of at least $2,000,000;

■	“Wrap” accounts for the benefit of clients of broker-dealers, financial institutions or financial planners, provided they have entered into an agreement with GSAM specifying aggregate minimums and certain operating policies and standards;
■	Registered investment advisers investing for accounts for which they receive asset-based fees;
■	Accounts over which GSAM or its advisory affiliates have investment discretion;

■	Shareholders receiving distributions from a qualified retirement plan invested in the Goldman Sachs Funds and reinvesting such proceeds in a Goldman Sachs IRA;
■	Shareholders who roll over distributions from any tax-qualified retirement plan or tax-sheltered annuity to an IRA which invests in the Goldman Sachs Funds if the tax-qualified retirement plan or tax-sheltered annuity receives administrative services provided by certain third-party administrators that have entered into a special service arrangement with Goldman Sachs relating to such plan or annuity; or
■	Investors who qualify under other exemptions that are stated from time to time in the Additional Statement.

You must certify eligibility for any of the above exemptions on your Account Application and notify the Fund if you no longer are eligible for the exemption. The Fund will grant you an exemption subject to confirmation of your entitlement. You may be charged a fee if you effect your transactions through a broker or agent.

How Can The Sales Charge On Class A Shares Be Reduced?

■	Right of Accumulation: When buying Class A Shares in Goldman Sachs Funds, your current aggregate investment determines the initial sales load you pay. You may qualify for reduced sales charges when the current market value of holdings, plus new purchases, reaches $50,000 or more. Class A Shares of any of the Goldman Sachs Funds may be combined under the Right of Accumulation. To qualify for a reduced sales load, you or your Authorized Dealer must notify the Funds’ Transfer Agent at the time of investment that a quantity discount is applicable. Use of this service is subject to a check of appropriate records. The Additional Statement has more information about the Right of Accumulation.
■	Statement of Intention: You may obtain a reduced sales charge by means of a written Statement of Intention which expresses your non-binding commitment to invest in the aggregate $50,000 or more (not counting reinvestments of dividends and distributions) within a period of 13 months in Class A Shares of one or more of the Goldman Sachs Funds. Any investments you make during the period will receive the discounted sales load based on the full amount of your investment commitment. If the investment commitment of the Statement of Intention is not met prior to the expiration of the 13-month period, the entire amount will be subject to the higher applicable sales charge. By signing the Statement of Intention, you authorize the Transfer Agent to escrow and redeem Class A Shares in your account to pay this additional charge. The Additional Statement has more information about the Statement of Intention, which you should read carefully.

SHAREHOLDER GUIDE

COMMON QUESTIONS ABOUT THE PURCHASE OF CLASS B SHARES

What Is The Offering Price Of Class B Shares?
You may purchase Class B Shares of the Funds at the next determined NAV without an initial sales charge. However, Class B Shares redeemed within six years of purchase will be subject to a CDSC at the rates shown in the table below based on how long you held your shares.

The CDSC schedule is as follows:

CDSC as a
Percentage of
Dollar Amount
Year Since Purchase	Subject to CDSC

First	5%
Second	4%
Third	3%
Fourth	3%
Fifth	2%
Sixth	1%
Seventh and thereafter	None

Proceeds from the CDSC are payable to the Distributor and may be used in whole or in part to defray the Distributor’s expenses related to providing distribution-related services to the Funds in connection with the sale of Class B Shares, including the payment of compensation to Authorized Dealers. A commission equal to 4% of the amount invested is paid to Authorized Dealers.

What Should I Know About The Automatic Conversion Of Class B Shares?
Class B Shares of a Fund will automatically convert into Class A Shares of the same Fund at the end of the calendar quarter that is eight years after the purchase date.

If you acquire Class B Shares of a Fund by exchange from Class B Shares of another Goldman Sachs Fund, your Class B Shares will convert into Class A Shares of such Fund based on the date of the initial purchase and the CDSC schedule of that purchase.

If you acquire Class B Shares through reinvestment of distributions, your Class B Shares will convert into Class A Shares based on the date of the initial purchase of the shares on which the distribution was paid.

The conversion of Class B Shares to Class A Shares will not occur at any time the Funds are advised that such conversions may constitute taxable events for federal tax purposes, which the Funds believe is unlikely. If conversions do not occur as a result of possible taxability, Class B Shares would continue to be subject to higher expenses than Class A Shares for an indeterminate period.

A COMMON QUESTION ABOUT THE PURCHASE OF CLASS C SHARES

What Is The Offering Price Of Class C Shares?
You may purchase Class C Shares of the Funds at the next determined NAV without paying an initial sales charge. However, if you redeem Class C Shares within 12 months of purchase, a CDSC of 1% will normally be deducted from the redemption proceeds; provided that in connection with purchases by Retirement Plans, where Class C Shares are redeemed within 12 months of purchase, a CDSC of 1% may be imposed upon the plan sponsor or third-party administrator.

Proceeds from the CDSC are payable to the Distributor and may be used in whole or in part to defray the Distributor’s expenses related to providing distribution-related services to the Funds in connection with the sale of Class C Shares, including the payment of compensation to Authorized Dealers. An amount equal to 1% of the amount invested is normally paid by the Distributor to Authorized Dealers.

COMMON QUESTIONS APPLICABLE TO THE PURCHASE OF CLASS A, B AND C SHARES

What Else Do I Need To Know About The CDSC On Class A, B Or C Shares?

■	The CDSC is based on the lesser of the NAV of the shares at the time of redemption or the original offering price (which is the original NAV).

■	No CDSC is charged on shares acquired from reinvested dividends or capital gains distributions.
■	No CDSC is charged on the per share appreciation of your account over the initial purchase price.
■	When counting the number of months since a purchase of Class B or Class C Shares was made, all payments made during a month will be combined and considered to have been made on the first day of that month.

■	To keep your CDSC as low as possible, each time you place a request to sell shares, the Funds will first sell any shares in your account that do not carry a CDSC and then the shares in your account that have been held the longest.

SHAREHOLDER GUIDE

In What Situations May The CDSC On Class A, B Or C Shares Be Waived Or Reduced?
The CDSC on Class A, Class B and Class C Shares that are subject to a CDSC may be waived or reduced if the redemption relates to:

■	Retirement distributions or loans to participants or beneficiaries from Retirement Plans;
■	The death or disability (as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended (the “Code”)) of a participant or beneficiary in a Retirement Plan;
■	Hardship withdrawals by a participant or beneficiary in a Retirement Plan;
■	Satisfying the minimum distribution requirements of the Code;
■	Establishing “substantially equal periodic payments” as described under Section 72(t)(2) of the Code;
■	The separation from service by a participant or beneficiary in a Retirement Plan;
■	The death or disability (as defined in Section 72(m)(7) of the Code) of a shareholder if the redemption is made within one year of the event;
■	Excess contributions distributed from a Retirement Plan;
■	Distributions from a qualified Retirement Plan invested in the Goldman Sachs Funds which are being rolled over to a Goldman Sachs IRA; or
■	Redemption proceeds which are to be reinvested in accounts or non-registered products over which GSAM or its advisory affiliates have investment discretion.

In addition, Class A, B and C Shares subject to a systematic withdrawal plan may be redeemed without a CDSC. The Funds reserve the right to limit such redemptions, on an annual basis, to 12% each of the value of your Class B and C Shares and 10% of the value of your Class A Shares.

How Do I Decide Whether To Buy Class A, B Or C Shares?
The decision as to which Class to purchase depends on the amount you invest, the intended length of the investment and your personal situation.

■	Class A Shares. If you are making an investment of $50,000 or more that qualifies for a reduced sales charge, you should consider purchasing Class A Shares.
■	Class B Shares. If you plan to hold your investment for at least six years and would prefer not to pay an initial sales charge, you might consider purchasing Class B Shares. By not paying a front-end sales charge, your entire investment in Class B Shares is available to work for you from the time you make your initial investment. However, the distribution and service fee paid by Class B Shares will cause your Class B Shares (until conversion to Class A Shares) to have a higher expense ratio, and thus lower performance and lower dividend payments (to the extent dividends are paid) than Class A Shares. A maximum purchase limitation of $250,000 in the aggregate normally applies to Class B Shares. Individual purchases exceeding $250,000 will be rejected.
■	Class C Shares. If you are unsure of the length of your investment or plan to hold your investment for less than six years and would prefer not to pay an initial sales charge, you may prefer Class C Shares. By not paying a front-end sales charge, your entire investment in Class C Shares is available to work for you from the time you make your initial investment. However, the distribution and service fee paid by Class C Shares will cause your Class C Shares to have a higher expense ratio, and thus lower performance and lower dividend payments (to the extent dividends are paid) than Class A Shares (or Class B Shares after conversion to Class A Shares).

Although Class C Shares are subject to a CDSC for only 12 months, Class C Shares do not have the automatic eight year conversion feature applicable to Class B Shares and your investment may pay higher distribution fees indefinitely.

A maximum purchase limitation of $1,000,000 in the aggregate normally applies to purchases of Class C Shares. Individual purchases exceeding $1,000,000 will be rejected.

Note: Authorized Dealers may receive different compensation for selling Class A, Class B or Class C Shares.

In addition to Class A, Class B and Class C Shares, each Fund also offers other classes of shares to investors. These other share classes are subject to different fees and expenses (which affect performance), have different minimum investment requirements and are entitled to different services. Information regarding these other share classes may be obtained from your sales representative or from Goldman Sachs by calling the number on the back cover of this Prospectus.

SHAREHOLDER GUIDE

HOW TO SELL SHARES

How Can I Sell Class A, Class B And Class C Shares Of The Funds?
You may arrange to take money out of your account by selling (redeeming) some or all of your shares. Generally, each Fund will redeem its shares upon request on any business day at the NAV next determined after receipt of such request in proper form, subject to any applicable CDSC. You may request that redemption proceeds be sent to you by check or by wire (if the wire instructions are on record). Redemptions may be requested in writing or by telephone.

Instructions For Redemptions:

By Writing:	■ Write a letter of instruction that includes:
■ Your name(s) and signature(s)
■ Your account number
■ The Fund name and Class of Shares
■ The dollar amount you want to sell
■ How and where to send the proceeds
■ Obtain a signature guarantee (see details below)
■ Mail your request to: Goldman Sachs Funds P.O. Box 219711 Kansas City, MO 64121-9711
or for overnight delivery:
Goldman Sachs Funds 330 West 9th Street Poindexter Bldg., 1st Floor Kansas City, MO 64105

By Telephone:	If you have not declined the telephone redemption privilege on your Account Application:
■ 1-800-526-7384 (8:00 a.m. to 4:00 p.m. New York time)
■ You may redeem up to $50,000 of your shares within any 7 calendar day period
■ Proceeds which are sent directly to a Goldman Sachs brokerage account or to the bank account designated on your Account Application are not subject to the $50,000 limit

When Do I Need A Signature Guarantee To Redeem Shares?
A signature guarantee is required if:

■	You are requesting in writing to redeem shares in an amount over $50,000;
■	You would like the redemption proceeds sent to an address that is not your address of record; or
■	You would like to change the bank designated on your Account Application.

A signature guarantee must be obtained from a bank, brokerage firm or other financial intermediary that is a member of an approved Medallion Guarantee Program or that is otherwise approved by the Trust. A notary public cannot provide a signature guarantee. Additional documentation may be required for executors, trustees or corporations or when deemed appropriate by the Transfer Agent.

What Do I Need To Know About Telephone Redemption Requests?
The Trust, the Distributor and the Transfer Agent will not be liable for any loss you may incur in the event that the Trust accepts unauthorized telephone redemption requests that the Trust reasonably believes to be genuine. The Trust may accept telephone redemption instructions from any person identifying himself or herself as the owner of an account or the owner’s registered representative where the owner has not declined in writing to use this service. Thus, you risk possible losses if a telephone redemption is not authorized by you.

In an effort to prevent unauthorized or fraudulent redemption and exchange requests by telephone, Goldman Sachs and BFDS each employ reasonable procedures specified by the Trust to confirm that such instructions are genuine. If reasonable procedures are not employed, the Trust may be liable for any loss due to unauthorized or fraudulent transactions. The following general policies are currently in effect:

■	All telephone requests are recorded.
■	Proceeds of telephone redemption requests will be sent only to your address of record or authorized bank account designated in the Account Application (unless you provide written instructions and a signature guarantee, indicating another address or account).
■	Telephone redemptions will not be accepted during the 30-day period following any change in your address of record.
■	The telephone redemption option does not apply to shares held in a “street name” account. “Street name” accounts are accounts maintained and serviced by your Authorized Dealer. If your account is held in “street name,” you should contact your registered representative of record, who may make telephone redemptions on your behalf.
■	The telephone redemption option may be modified or terminated at any time.

SHAREHOLDER GUIDE

Note: It may be difficult to make telephone redemptions in times of drastic economic or market conditions.

How Are Redemption Proceeds Paid?
By Wire: You may arrange for your redemption proceeds to be wired as federal funds to the domestic bank account designated in your Account Application. The following general policies govern wiring redemption proceeds:

■	Redemption proceeds will normally be wired on the next business day in federal funds (for a total of one business day delay), but may be paid up to three business days following receipt of a properly executed wire transfer redemption request. If you are selling shares you recently paid for by check, the Fund will pay you when your check has cleared, which may take up to 15 days. If the Federal Reserve Bank is closed on the day that the redemption proceeds would ordinarily be wired, wiring the redemption proceeds may be delayed one additional business day.
■	A transaction fee of $7.50 may be charged for payments of redemption pro-ceeds by domestic wire. Your bank may also charge wiring fees. You should contact your bank directly to learn whether it charges such fees.
■	To change the bank designated on your Account Application, you must send written instructions (with your signature guaranteed) to the Transfer Agent.
■	Neither the Trust, Goldman Sachs nor any Authorized Dealer assumes any responsibility for the performance of your bank or any intermediaries in the transfer process. If a problem with such performance arises, you should deal directly with your bank or any such intermediaries.

By Check: You may elect to receive your redemption proceeds by check. Redemption proceeds paid by check will normally be mailed to the address of record within three business days of a properly executed redemption request. If you are selling shares you recently paid for by check, the Fund will pay you when your check has cleared, which may take up to 15 days.

What Else Do I Need To Know About Redemptions?
The following generally applies to redemption requests:

■	Additional documentation may be required when deemed appropriate by the Transfer Agent. A redemption request will not be in proper form until such additional documentation has been received.

The Trust reserves the right to:

■	Redeem your shares if your account balance is less than $100 or the minimum initial purchase amount (whichever is lower) as a result of a redemption. The Funds will not redeem your shares on this basis if the value of your account falls below the minimum account balance solely as a result of market conditions. The Funds will give you 60 days’ prior written notice to allow you to purchase sufficient additional shares of the Fund in order to avoid such redemption.
■	Redeem your shares in other circumstances determined by the Board of Trustees to be in the best interests of the Trust.
■	Pay redemptions by a distribution in-kind of securities (instead of cash). If you receive redemption proceeds in-kind, you should expect to incur transaction costs upon the disposition of those securities.
■	Reinvest any dividends or other distributions which you have elected to receive in cash should your check for such dividends or other distributions be returned to the Fund as undeliverable or remain uncashed for six months. This provision may not apply to certain retirement or qualified accounts. In addition, that distribution and all future distributions payable to you will be reinvested at the NAV on the day of reinvestment in additional shares of the same class of the Fund that pays the distributions. No interest will accrue on amounts represented by uncashed distribution or redemption checks.

Can I Reinvest Redemption Proceeds In The Same Or Another Goldman Sachs Fund?
You may redeem shares of a Fund and reinvest a portion or all of the redemption proceeds (plus any additional amounts needed to round off purchases to the nearest full share) at NAV. To be eligible for this privilege, you must hold the shares you want to redeem for at least 30 days and you must reinvest the share proceeds within 90 days after you redeem. You may reinvest as follows:

■	Class A or B Shares—Class A Shares of the same Fund or another Goldman Sachs Fund
■	Class C Shares—Class C Shares of the same Fund or another Goldman Sachs Fund
■	You should obtain and read the applicable prospectuses before investing in any other Funds.
■	If you pay a CDSC upon redemption of Class A or Class C Shares and then reinvest in Class A or Class C Shares as described above, your account will be credited with the amount of the CDSC you paid. The reinvested shares will, however, continue to be subject to a CDSC. The holding period of the shares acquired through reinvestment will include the holding period of the redeemed shares for purposes of computing the CDSC payable upon a subsequent redemption. For Class B Shares, you may reinvest the redemption proceeds in Class A Shares at NAV but the amount of the CDSC paid upon redemption of the Class B Shares will not be credited to your account.
■	The reinvestment privilege may be exercised at any time in connection with transactions in which the proceeds are reinvested at NAV in a tax-sheltered

SHAREHOLDER GUIDE

retirement plan. In other cases, the reinvestment privilege may be exercised once per year upon receipt of a written request.
■	You may be subject to tax as a result of a redemption. You should consult your tax adviser concerning the tax consequences of a redemption and reinvestment.

Can I Exchange My Investment From One Fund To Another?
You may exchange shares of a Fund at NAV without the imposition of an initial sales charge or CDSC at the time of exchange for shares of the same class or an equivalent class of another Goldman Sachs Fund. The exchange privilege may be materially modified or withdrawn at any time upon 60 days’ written notice to you.

Instructions For Exchanging Shares:

By Writing:	■ Write a letter of instruction that includes:
■ Your name(s) and signature(s)
■ Your account number
■ The Fund names and Class of Shares
■ The dollar amount you want to exchange
■ Mail the request to: Goldman Sachs Funds P.O. Box 219711 Kansas City, MO 64121-9711
or for overnight delivery—
Goldman Sachs Funds 330 West 9th St. Poindexter Bldg., 1st Floor Kansas City, MO 64105

By Telephone:	If you have not declined the telephone exchange privilege on your Account Application:
■ 1-800-526-7384 (8:00 a.m. to 4:00 p.m. New York time)

You should keep in mind the following factors when making or considering an exchange:

■	You should obtain and carefully read the prospectus of the Fund you are acquiring before making an exchange.
■	Currently, there is no charge for exchanges, although the Funds may impose a charge in the future.
■	The exchanged shares may later be exchanged for shares of the same class (or an equivalent class) of the original Fund at the next determined NAV without the imposition of an initial sales charge or CDSC if the amount in the Fund resulting from such exchanges is less than the largest amount on which you have previously paid the applicable sales charge.

■	When you exchange shares subject to a CDSC, no CDSC will be charged at that time. The exchanged shares will be subject to the CDSC of the shares originally held. For purposes of determining the amount of the applicable CDSC, the length of time you have owned the shares will be measured from the date you acquired the original shares subject to a CDSC and will not be affected by a subsequent exchange.
■	Eligible investors may exchange certain classes of shares for another class of shares of the same Fund. For further information, call Goldman Sachs Funds at 1-800-526-7384 and see the Additional Statement.
■	All exchanges which represent an initial investment in a Fund must satisfy the minimum initial investment requirements of that Fund.
■	Exchanges are available only in states where exchanges may be legally made.
■	It may be difficult to make telephone exchanges in times of drastic economic or market conditions.
■	Goldman Sachs and BFDS may use reasonable procedures described under “What Do I Need to Know About Telephone Redemption Requests?” in an effort to prevent unauthorized or fraudulent telephone exchange requests.
■	Telephone exchanges normally will be made only to an identically registered account. Shares may be exchanged among accounts with different names, addresses and social security or other taxpayer identification numbers only if the exchange instructions are in writing and accompanied by a signature guarantee.
■	Exchanges into Funds that are closed to new investors may be restricted.

For federal income tax purposes, an exchange from one Fund to another is treated as a redemption of the shares surrendered in the exchange, on which you may be subject to tax, followed by a purchase of shares received in the exchange. You should consult your tax adviser concerning the tax consequences of an exchange.

SHAREHOLDER SERVICES

Can I Arrange To Have Automatic Investments Made On A Regular Basis?
You may be able to make systematic cash investments through your bank via ACH transfer or your checking account via bank draft each month. Forms for this option are available from Goldman Sachs and your Authorized Dealer, or you may check the appropriate box on the Account Application.

SHAREHOLDER GUIDE

Can My Dividends And Distributions From A Fund Be Invested In Other Funds?
You may elect to cross-reinvest dividends and capital gain distributions paid by a Fund in shares of the same class or an equivalent class of other Goldman Sachs Funds.

■	Shares will be purchased at NAV.
■	No initial sales charge or CDSC will be imposed.
■	You may elect cross-reinvestment into an identically registered account or an account registered in a different name or with a different address, social security number or taxpayer identification number provided that the account has been properly established, appropriate signature guarantees obtained and the minimum initial investment has been satisfied.

Can I Arrange To Have Automatic Exchanges Made On A Regular Basis?
You may elect to exchange automatically a specified dollar amount of shares of a Fund for shares of the same class or an equivalent class of other Goldman Sachs Funds.

■	Shares will be purchased at NAV.
■	No initial sales charge is imposed.
■	Shares subject to a CDSC acquired under this program may be subject to a CDSC at the time of redemption from the Fund into which the exchange is made depending upon the date and value of your original purchase.
■	Automatic exchanges are made monthly on the 15th day of each month or the first business day thereafter.
■	Minimum dollar amount: $50 per month.

What Else Should I Know About Cross-Reinvestments And Automatic Exchanges?
Cross-reinvestments and automatic exchanges are subject to the following conditions:

■	You must hold $5,000 or more in the Fund which is paying the dividend or from which the exchange is being made.
■	You must invest an amount in the Fund into which cross-reinvestments or automatic exchanges are being made that is equal to that Fund’s minimum initial investment or continue to cross-reinvest or to make automatic exchanges until such minimum initial investment is met.
■	You should obtain and read the prospectus of the Fund into which dividends are invested or automatic exchanges are made.

Can I Have Automatic Withdrawals Made On A Regular Basis?
You may draw on your account systematically via check or ACH transfer in any amount of $50 or more.

■	It is normally undesirable to maintain a systematic withdrawal plan at the same time that you are purchasing additional Class A, Class B or Class C Shares because of the sales charge imposed on your purchases of Class A Shares or the imposition of a CDSC on your redemptions of Class A, Class B or Class C Shares.
■	You must have a minimum balance of $5,000 in a Fund.
■	Checks are mailed the next business day after your selected systematic withdrawal date.
■	Each systematic withdrawal is a redemption and therefore a taxable transaction.
■	The CDSC applicable to Class A, Class B or Class C Shares redeemed under the systematic withdrawal plan may be waived.

What Types of Reports Will I Be Sent Regarding My Investment?
You will be provided with a printed confirmation of each transaction in your account and an individual quarterly account statement. A year-to-date statement for your account will be provided upon request made to Goldman Sachs. If your account is held in “street name” you may receive your statements and confirmations on a different schedule.

You will also receive an annual shareholder report containing audited financial statements and a semi-annual shareholder report. If you have consented to the delivery of a single copy of shareholder reports, prospectuses and other information to all shareholders who share the same mailing address with your account, you may revoke your consent at any time by contacting Goldman Sachs Funds by phone at 1-800-526-7384 or by mail at Goldman Sachs Funds, 4900 Sears Tower, Chicago, IL 60606-6372. The Funds will begin sending individual copies to you within 30 days after receipt of your revocation.

The Funds do not generally provide sub-accounting services.

What Should I Know When I Purchase Shares Through An Authorized Dealer?
Authorized Dealers and other financial intermediaries may provide varying arrangements for their clients to purchase and redeem Fund shares. They may charge additional fees not described in this Prospectus to their customers for such services.

If shares of a Fund are held in a “street name” account with an Authorized Dealer, all recordkeeping, transaction processing and payments of distributions relating to your account will be performed by the Authorized Dealer, and not by

SHAREHOLDER GUIDE

the Fund and its Transfer Agent. Since the Funds will have no record of your transactions, you should contact the Authorized Dealer to purchase, redeem or exchange shares, to make changes in or give instructions concerning the account or to obtain information about your account. The transfer of shares in a “street name” account to an account with another dealer or to an account directly with the Fund involves special procedures and will require you to obtain historical purchase information about the shares in the account from the Authorized Dealer.

Authorized Dealers and other financial intermediaries may be authorized to accept, on behalf of the Trust, purchase, redemption and exchange orders placed by or on behalf of their customers, and if approved by the Trust, to designate other intermediaries to accept such orders. In these cases:

■	A Fund will be deemed to have received an order that is in proper form when the order is accepted by an Authorized Dealer or intermediary on a business day, and the order will be priced at the Fund’s NAV per share (adjusted for any applicable sales charge) next determined after such acceptance.
■	Authorized Dealers and intermediaries are responsible for transmitting accepted orders to the Funds within the time period agreed upon by them.

You should contact your Authorized Dealer or intermediary to learn whether it is authorized to accept orders for the Trust.

The Investment Adviser, Distributor and/or their affiliates may pay compensation from time to time, out of their assets and not as an additional charge to the Funds, to selected Authorized Dealers and other persons that is in addition to the distribution and service fees described in this Prospectus in connection with the sale, distribution and/or servicing of shares of the Funds and other Goldman Sachs Funds. Additional compensation based on sales may, but is normally not expected to, exceed 0.50% (annualized) of the amount invested.

DISTRIBUTION SERVICES AND FEES

What Are The Different Distribution And Service Fees Paid By Class A, B and C Shares?
The Trust has adopted distribution and service plans (each a “Plan”) under which Class A, Class B and Class C Shares bear distribution and service fees paid to Authorized Dealers and Goldman Sachs. If the fees received by Goldman Sachs pursuant to the Plans exceed its expenses, Goldman Sachs may realize a profit from these arrangements. Goldman Sachs generally pays the distribution and service fees on a quarterly basis.

Under the Plans, Goldman Sachs is entitled to a monthly fee from each Fund for distribution services equal, on an annual basis, to 0.25%, 0.75% and 0.75%,

respectively, of a Fund’s average daily net assets attributed to Class A, Class B and Class C Shares. Because these fees are paid out of the Fund’s assets on an ongoing basis, over time, these fees will increase the cost of your investment and may cost you more than paying other types of such charges.

The distribution fees are subject to the requirements of Rule 12b-1 under the Investment Company Act of 1940, and may be used (among other things) for:

■	Compensation paid to and expenses incurred by Authorized Dealers, Goldman Sachs and their respective officers, employees and sales representatives;
■	Commissions paid to Authorized Dealers;
■	Allocable overhead;
■	Telephone and travel expenses;
■	Interest and other costs associated with the financing of such compensation and expenses;
■	Printing of prospectuses for prospective shareholders;
■	Preparation and distribution of sales literature or advertising of any type; and
■	All other expenses incurred in connection with activities primarily intended to result in the sale of Class A, Class B and Class C Shares.

In connection with the sale of Class C Shares, Goldman Sachs normally begins paying the 0.75% distribution fee as an ongoing commission to Authorized Dealers after the shares have been held for one year.

PERSONAL ACCOUNT MAINTENANCE SERVICES AND FEES

Under the Plans, Goldman Sachs is also entitled to receive a separate fee equal on an annual basis to 0.25% of each Fund’s average daily net assets attributed to Class A (applicable to Goldman Sachs International Equity Funds), Class B or Class C Shares. This fee is for personal and account maintenance services, and may be used to make payments to Goldman Sachs, Authorized Dealers and their officers, sales representatives and employees for responding to inquiries of, and furnishing assistance to, shareholders regarding ownership of their shares or their accounts or similar services not otherwise provided on behalf of the Funds. If the fees received by Goldman Sachs pursuant to the Plans exceed its expenses, Goldman Sachs may realize a profit from this arrangement.

In connection with the sale of Class C Shares, Goldman Sachs normally begins paying the 0.25% ongoing service fee to Authorized Dealers after the shares have been held for one year.

SHAREHOLDER GUIDE

RESTRICTIONS ON EXCESSIVE TRADING PRACTICES

The Trust does not permit market-timing or other excessive trading practices. Purchases and exchanges should be made for long-term investment purposes only. The Trust and Goldman Sachs reserve the right to reject or restrict purchase or exchange requests from any investor. Excessive, short-term (market-timing) trading practices may disrupt portfolio management strategies, harm Fund performance and negatively impact long-term shareholders. The Trust and Goldman Sachs will not be held liable for any loss resulting from rejected purchase or exchange orders. To minimize harm to the Trust (or Goldman Sachs) and its shareholders, the Trust (or Goldman Sachs) will exercise these rights if, in the Trust’s (or Goldman Sachs’) judgment, an investor has a history of excessive trading or if an investor’s trading, in the judgment of the Trust (or Goldman Sachs), has been or may be disruptive to a Fund. In making this judgment, trades executed in multiple accounts under common ownership or control may be considered together.

Taxation

As with any investment, you should consider how your investment in the Funds will be taxed. The tax information below is provided as general information. More tax information is available in the Additional Statement. You should consult your tax adviser about the federal, state, local or foreign tax consequences of your investment in the Funds.

Unless your investment is an IRA or other tax-advantaged account, you should consider the possible tax consequences of Fund distributions and the sale of your Fund shares.

DISTRIBUTIONS

Each Fund contemplates declaring as dividends each year all or substantially all of its taxable income. Distributions you receive from the Funds are generally subject to federal income tax, and may also be subject to state or local taxes. This is true whether you reinvest your distributions in additional Fund shares or receive them in cash. For federal tax purposes, Fund distributions attributable to short-term capital gains and net investment income are generally taxable to you as ordinary income, while distributions attributable to long-term capital gains are taxable as long-term capital gains, no matter how long you have owned your Fund shares.

Under recent changes to the Internal Revenue Code, the maximum long-term capital gain tax rate applicable to individuals, estates, and trusts is reduced to 15%. Fund distributions of long-term capital gains should generally qualify for the reduced rate of tax if attributable to Fund sales and exchanges occurring on or after May 6, 2003. Also, Fund distributions to noncorporate shareholders attributable to dividends received by the Funds from U.S. and certain qualified foreign corporations after December 31, 2002 will generally be taxed at the long-term capital gain rate, as long as certain other requirements are met. The amount of a Fund’s distributions that qualify for this favorable tax treatment may be reduced as a result of a Fund’s securities lending activities, by a high portfolio turnover rate or by investments in debt securities or “non-qualified” foreign corporations. For these lower rates to apply, the non-corporate shareholder must own the relevant Fund shares for at least 61 days during the 120-day period beginning 60 days before the Fund’s ex-dividend date.

Although distributions are generally treated as taxable to you in the year they are paid, distributions declared in October, November or December but paid in January are taxable as if they were paid in December. A percentage of the Funds’ dividends

TAXATION

paid to corporate shareholders may be eligible for the corporate dividends-received deduction. This percentage may, however, be reduced as a result of a Fund’s securities lending activities. The Funds will inform shareholders of the source and tax status of all distributions promptly after the close of each calendar year.

Each Fund may be subject to foreign withholding or other foreign taxes on income or gain from certain foreign securities. In general, the Funds may deduct these taxes in computing their taxable income.

If you buy shares of a Fund before it makes a distribution, the distribution will be taxable to you even though it may actually be a return of a portion of your investment. This is known as “buying a dividend.”

SALES AND EXCHANGES

Your sale of Fund shares is a taxable transaction for federal income tax purposes, and may also be subject to state and local taxes. For tax purposes, the exchange of your Fund shares for shares of a different Goldman Sachs Fund is the same as a sale. When you sell your shares, you will generally recognize a capital gain or loss in an amount equal to the difference between your adjusted tax basis in the shares and the amount received. Generally, this gain or loss is long-term or short-term depending on whether your holding period exceeds twelve months, except that any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares. Additionally, any loss realized on a sale, exchange or redemption of shares of a Fund may be disallowed under “wash sale” rules to the extent the shares disposed of are replaced with other shares of that Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of that Fund. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired.

OTHER INFORMATION

When you open your account, you should provide your social security or tax identification number on your Account Application. By law, each Fund must withhold 28% of your taxable distributions and any redemption proceeds if you do not provide your correct taxpayer identification number, or certify that it is correct, or if the IRS instructs the Fund to do so.

Non-U.S. investors may be subject to U.S. withholding and estate tax.

Appendix A Additional Information on Portfolio Risks, Securities and Techniques

A. General Portfolio Risks

The Funds will be subject to the risks associated with equity investments. “Equity investments” may include common stocks, preferred stocks, interests in real estate investment trusts, convertible debt obligations, convertible preferred stocks, equity interests in trusts, partnerships, joint ventures, limited liability companies and similar enterprises, warrants, stock purchase rights and synthetic and derivative instruments that have economic characteristics similar to equity securities. In general, the values of equity investments fluctuate in response to the activities of individual companies and in response to general market and economic conditions. Accordingly, the values of the equity investments that a Fund holds may decline over short or extended periods. The stock markets tend to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. This volatility means that the value of your investment in the Funds may increase or decrease. In recent years, stock markets have experienced substantial price volatility.

To the extent that a Fund invests in fixed-income securities, that Fund will also be subject to the risks associated with its fixed-income securities. These risks include interest rate risk, credit risk and call/extension risk. In general, interest rate risk involves the risk that when interest rates decline, the market value of fixed-income securities tends to increase. Conversely, when interest rates increase, the market value of fixed-income securities tends to decline. Credit risk involves the risk that an issuer or guarantor could default on its obligations, and a Fund will not recover its investment. Call risk and extension risk are normally present when the borrower has the option to prepay its obligations.

The Investment Adviser will not consider the portfolio turnover rate a limiting factor in making investment decisions for a Fund. A high rate of portfolio turnover (100% or more) involves correspondingly greater expenses which must be borne by a Fund and its shareholders, and is also likely to result in higher short-term capital gains taxable to shareholders. The portfolio turnover rate is calculated by dividing the lesser of the dollar amount of sales or purchases of portfolio securities by the average monthly value of a Fund’s portfolio securities, excluding securities having a maturity at the date of purchase of one year or less. See “Financial Highlights” in Appendix B for a statement of the Funds’ historical portfolio turnover rates.

APPENDIX A

The following sections provide further information on certain types of securities and investment techniques that may be used by the Funds, including their associated risks. Additional information is provided in the Additional Statement, which is available upon request. Among other things, the Additional Statement describes certain fundamental investment restrictions that cannot be changed without shareholder approval. You should note, however, that all investment objectives and all investment policies not specifically designated as fundamental are non-fundamental, and may be changed without shareholder approval. If there is a change in a Fund’s investment objective, you should consider whether that Fund remains an appropriate investment in light of your then current financial position and needs.

B. Other Portfolio Risks

Risks of Investing in Small and Mid-Capitalization Companies. Each Fund may, to the extent consistent with its investment policies, invest in small and mid-capitalization companies. Investments in small and mid-capitalization companies involve greater risk and portfolio price volatility than investments in larger capitalization stocks. Among the reasons for the greater price volatility of these investments are the less certain growth prospects of smaller firms and the lower degree of liquidity in the markets for such securities. Small and mid-capitalization companies may be thinly traded and may have to be sold at a discount from current market prices or in small lots over an extended period of time. In addition, these securities are subject to the risk that during certain periods the liquidity of particular issuers or industries, or all securities in particular investment categories, will shrink or disappear suddenly and without warning as a result of adverse economic or market conditions, or adverse investor perceptions whether or not accurate. Because of the lack of sufficient market liquidity, a Fund may incur losses because it will be required to effect sales at a disadvantageous time and only then at a substantial drop in price. Small and mid-capitalization companies include “unseasoned” issuers that do not have an established financial history; often have limited product lines, markets or financial resources; may depend on or use a few key personnel for management; and may be susceptible to losses and risks of bankruptcy. Small and mid-capitalization companies may be operating at a loss or have significant variations in operating results; may be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence; may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position; and may have substantial borrowings or may otherwise have a weak financial condition. In addition, these companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities, and a larger number of qualified managerial and technical personnel. Transaction costs for these investments are often higher than those of larger capitalization companies. Investments in small and mid-capitalization companies may be more difficult to price precisely than other types of securities because of their characteristics and lower trading volumes.

Risks of Foreign Investments. The Funds may make foreign investments. Foreign investments involve special risks that are not typically associated with U.S. dollar denominated or quoted securities of U.S. issuers. Foreign investments may be affected by changes in currency rates, changes in foreign or U.S. laws or restrictions applicable to such investments and changes in exchange control regulations (e.g., currency blockage). A decline in the exchange rate of the currency (i.e., weakening of the currency against the U.S. dollar) in which a portfolio security is quoted or denominated relative to the U.S. dollar would reduce the value of the portfolio security. In addition, if the currency in which a Fund receives dividends, interest or other payments declines in value against the U.S. dollar before such income is distributed as dividends to shareholders or converted to U.S. dollars, the Fund may have to sell portfolio securities to obtain sufficient cash to pay such dividends.

Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. issuers. There may be less publicly available information about a foreign issuer than about a U.S. issuer. In addition, there is generally less government regulation of foreign markets, companies and securities dealers than in the United States, and the legal remedies for investors may be more limited than the remedies available in the United States. Foreign securities markets may have substantially less volume than U.S. securities markets and securities of many foreign issuers are less liquid and more volatile than securities of comparable domestic issuers. Furthermore, with respect to certain foreign countries, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding or other taxes on dividend or interest payments (or, in some cases, capital gains distributions), limitations on the removal of funds or other assets from such countries, and risks of political or social instability or diplomatic developments which could adversely affect investments in those countries.

Investments in foreign securities may take the form of sponsored and unsponsored American Depositary Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”). ADRs and GDRs represent the right to receive securities of foreign issuers deposited in a bank or other depository. ADRs and certain GDRs are traded in the United States. Prices of ADRs are quoted in U.S. dollars. GDRs are not necessarily quoted in the same currency as the underlying security.

APPENDIX A

Risks of Euro. On January 1, 1999, the European Economic and Monetary Union (EMU) introduced a new single currency called the euro. The euro has replaced the national currencies of the following member countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. In addition, ten new countries, Cyprus, Czech Republic, Estonia, Hungary, Latvia, Lithuania, Malta, Poland, Slovakia, and Slovenia, are preparing for entry into the EMU in 2004.

The European Central Bank has control over each country’s monetary policies. Therefore, the member countries no longer control their own monetary policies by directing independent interest rates for their currencies. The national governments of the participating countries, however, have retained the authority to set tax and spending policies and public debt levels.

The change to the euro as a single currency is relatively new and untested. The elimination of currency risk among EMU countries has affected the economic environment and behavior of investors, particularly in European markets, but the long-term impact of those changes on currency values or on the business or financial condition of European countries and issuers cannot be fully assessed at this time. In addition, the introduction of the euro presents other unique uncertainties, including the fluctuation of the euro relative to non-euro currencies; whether the interest rate, tax and labor regimes of European countries participating in the euro will converge over time; and whether the conversion of the currencies of other countries that now are or may in the future become members of the European Union (“EU”) will have an impact on the euro. Also, it is possible that the euro could be abandoned in the future by countries that have already adopted its use. These or other events, including political and economic developments, could cause market disruptions, and could adversely affect the value of securities held by the Funds. Because of the number of countries using this single currency, a significant portion of the assets held by the Funds may be denominated in the euro.

Risks of Derivative Investments. A Fund’s transactions, if any, in options, futures, options on futures, swaps, structured securities and currency transactions involve additional risk of loss. Loss can result from a lack of correlation between changes in the value of derivative instruments and the portfolio assets (if any) being hedged, the potential illiquidity of the markets for derivative instruments, or the risks arising from margin requirements and related leverage factors associated with such transactions. The use of these management techniques also involves the risk of loss if the Investment Adviser is incorrect in its expectation of fluctuations in securities prices, interest rates or currency prices. Each Fund may also invest in derivative investments for non-hedging purposes (that is, to seek to increase total return).

Investing for non-hedging purposes is considered a speculative practice and presents even greater risk of loss.

Risks of Illiquid Securities. Each Fund may invest up to 15% of its net assets in illiquid securities which cannot be disposed of in seven days in the ordinary course of business at fair value. Illiquid securities include:

■	Both domestic and foreign securities that are not readily marketable
■	Certain stripped mortgage-backed securities
■	Repurchase agreements and time deposits with a notice or demand period of more than seven days
■	Certain over-the-counter options
■	Certain structured securities and all swap transactions
■	Certain restricted securities, unless it is determined, based upon a review of the trading markets for a specific restricted security, that such restricted security is liquid because it is so called “4(2) commercial paper” or is otherwise eligible for resale pursuant to Rule 144A under the Securities Act of 1933 (“144A Securities”).

Investing in 144A Securities may decrease the liquidity of a Fund’s portfolio to the extent that qualified institutional buyers become for a time uninterested in purchasing these restricted securities. The purchase price and subsequent valuation of restricted and illiquid securities normally reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists.

Credit/ Default Risks. Debt securities purchased by the Funds may include securities (including zero coupon bonds) issued by the U.S. government (and its agencies, instrumentalities and sponsored enterprises), foreign governments, domestic and foreign corporations, banks and other issuers. Some of these fixed-income securities are described in the next section below. Further information is provided in the Additional Statement.

Debt securities rated BBB or higher by Standard & Poor’s Rating Group (“Standard & Poor’s”) or Baa or higher by Moody’s Investors Service, Inc. (“Moody’s”) or having a comparable rating by another NRSRO are considered “investment grade.” Securities rated BBB or Baa are considered medium-grade obligations with speculative characteristics, and adverse economic conditions or changing circumstances may weaken their issuers’ capacity to pay interest and repay principal. A security will be deemed to have met a rating requirement if it receives the minimum required rating from at least one such rating organization even though it has been rated below the minimum rating by one or more other rating organizations, or if unrated by such rating organizations, the security is determined by the Investment Adviser to be of comparable credit quality. If a

APPENDIX A

security satisfies a Fund’s minimum rating requirement at the time of purchase and is subsequently downgraded below that rating, a Fund will not be required to dispose of the security. If a downgrade occurs, the Investment Adviser will consider what action, including the sale of the security, is in the best interest of a Fund and its shareholders.

Temporary Investment Risks. Each Fund may, for temporary defensive purposes, invest a certain percentage of its total assets in:

■	U.S. government securities
■	Commercial paper rated at least A-2 by Standard & Poor’s, P-2 by Moody’s or having a comparable rating by another NRSRO
■	Certificates of deposit
■	Bankers’ acceptances
■	Repurchase agreements
■	Non-convertible preferred stocks and non-convertible corporate bonds with a remaining maturity of less than one year

When a Fund’s assets are invested in such instruments, the Fund may not be achieving its investment objective.

C. Portfolio Securities and Techniques

This section provides further information on certain types of securities and investment techniques that may be used by the Funds, including their associated risks.

The Funds may purchase other types of securities or instruments similar to those described in this section if otherwise consistent with the Fund’s investment objective and policies. Further information is provided in the Additional Statement, which is available upon request.

Convertible Securities. Each Fund may invest in convertible securities. Convertible securities are preferred stock or debt obligations that are convertible into common stock. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. Convertible securities in which a Fund invests have no minimum rating criteria. Convertible securities have both equity and fixed-income risk characteristics. Like all fixed-income securities, the value of convertible securities is susceptible to the risk of market losses attributable to changes in interest rates. Generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, to increase as interest rates decline. However, when the market price of the common stock underlying a convertible security exceeds the conversion price of the convertible security, the convertible security tends to reflect the market price of the underlying common stock. As the market price of the underlying common stock declines, the convertible security, like a fixed-income security, tends to trade increasingly on a yield basis, and thus may not decline in price to the same extent as the underlying common stock.

Foreign Currency Transactions. A Fund may, to the extent consistent with its investment policies, purchase or sell foreign currencies on a cash basis or through forward contracts. A forward contract involves an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract. A Fund may engage in foreign currency transactions for hedging purposes and to seek to protect against anticipated changes in future foreign currency exchange rates.

The Funds may also engage in cross-hedging by using forward contracts in a currency different from that in which the hedged security is denominated or quoted. A Fund may hold foreign currency received in connection with investments in foreign securities when, in the judgment of the Investment Adviser, it would be beneficial to convert such currency into U.S. dollars at a later date (e.g., the Investment Adviser may anticipate the foreign currency to appreciate against the U.S. dollar).

Currency exchange rates may fluctuate significantly over short periods of time, causing, along with other factors, a Fund’s NAV to fluctuate (when the Fund’s NAV fluctuates, the value of your shares may go up or down). Currency exchange rates also can be affected unpredictably by the intervention of U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad.

The market in forward foreign currency exchange contracts and other privately negotiated currency instruments offers less protection against defaults by the other party to such instruments than is available for currency instruments traded on an exchange. Such contracts are subject to the risk that the counterparty to the contract will default on its obligations. Since these contracts are not guaranteed by an exchange or clearinghouse, a default on a contract would deprive a Fund of unrealized profits, transaction costs or the benefits of a currency hedge or could force the Fund to cover its purchase or sale commitments, if any, at the current market price.

Structured Securities. Each Fund may invest in structured securities. Structured securities are securities whose value is determined by reference to changes in the value of specific currencies, interest rates, commodities, indices or other financial indicators (the “Reference”) or the relative change in two or more References.

The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased depending upon changes in the applicable Reference. Structured securities may be positively or negatively indexed, so that appreciation

APPENDIX A

of the Reference may produce an increase or decrease in the interest rate or value of the security at maturity. In addition, changes in the interest rates or the value of the security at maturity may be a multiple of changes in the value of the Reference. Consequently, structured securities may present a greater degree of market risk than many types of securities and may be more volatile, less liquid and more difficult to price accurately than less complex securities.

REITs. Each Fund may invest in REITs. REITs are pooled investment vehicles that invest primarily in either real estate or real estate related loans. The value of a REIT is affected by changes in the value of the properties owned by the REIT or securing mortgage loans held by the REIT. REITs are dependent upon the ability of the REITs’ managers, and are subject to heavy cash flow dependency, default by borrowers and the qualification of the REITs under applicable regulatory requirements for favorable income tax treatment. REITs are also subject to risks generally associated with investments in real estate including possible declines in the value of real estate, general and local economic conditions, environmental problems and changes in interest rates. To the extent that assets underlying a REIT are concentrated geographically, by property type or in certain other respects, these risks may be heightened. A Fund will indirectly bear its proportionate share of any expenses, including management fees, paid by a REIT in which it invests.

Options on Securities, Securities Indices and Foreign Currencies. A put option gives the purchaser of the option the right to sell, and the writer (seller) of the option the obligation to buy, the underlying instrument during the option period. A call option gives the purchaser of the option the right to buy, and the writer (seller) of the option the obligation to sell, the underlying instrument during the option period. Each Fund may write (sell) covered call and put options and purchase put and call options on any securities in which the Fund may invest or on any securities index consisting of securities in which it may invest. A Fund may also, to the extent consistent with its investment policies, purchase and sell (write) put and call options on foreign currencies.

The writing and purchase of options is a highly specialized activity which involves special investment risks. Options may be used for either hedging or cross-hedging purposes, or to seek to increase total return (which is considered a speculative activity). The successful use of options depends in part on the ability of the Investment Adviser to manage future price fluctuations and the degree of correlation between the options and securities (or currency) markets. If the Investment Adviser is incorrect in its expectation of changes in market prices or determination of the correlation between the instruments or indices on which options are written and purchased and the instruments in a Fund’s investment portfolio, the Fund may incur losses that it would not otherwise incur. The use of options can also increase a Fund’s transaction costs. Options written or purchased by the Funds may be traded on either U.S. exchanges or over-the-counter. Foreign and over-the-counter options will present greater possibility of loss because of their greater illiquidity and credit risks.

Futures Contracts and Options on Futures Contracts. Futures contracts are standardized, exchange-traded contracts that provide for the sale or purchase of a specified financial instrument or currency at a future time at a specified price. An option on a futures contract gives the purchaser the right (and the writer of the option the obligation) to assume a position in a futures contract at a specified exercise price within a specified period of time. A futures contract may be based on particular indices. The Funds may engage in futures transactions on U.S. exchanges.

Each Fund may purchase and sell futures contracts, and purchase and write call and put options on futures contracts, in order to seek to increase total return or to hedge against changes in securities prices. Each Fund may also enter into closing purchase and sale transactions with respect to such contracts and options. The Trust, on behalf of each Fund, has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act, and therefore, is not subject to registration or regulation as a pool operator under that Act with respect to the Funds.

Futures contracts and related options present the following risks:

■	While a Fund may benefit from the use of futures and options on futures, unanticipated changes in securities prices may result in poorer overall performance than if the Fund had not entered into any futures contracts or options transactions.
■	Because perfect correlation between a futures position and a portfolio position that is intended to be protected is impossible to achieve, the desired protection may not be obtained and a Fund may be exposed to additional risk of loss.
■	The loss incurred by a Fund in entering into futures contracts and in writing call options on futures is potentially unlimited and may exceed the amount of the premium received.
■	Futures markets are highly volatile and the use of futures may increase the volatility of a Fund’s NAV.
■	As a result of the low margin deposits normally required in futures trading, a relatively small price movement in a futures contract may result in substantial losses to a Fund.
■	Futures contracts and options on futures may be illiquid, and exchanges may limit fluctuations in futures contract prices during a single day.

APPENDIX A

Equity Swaps. Each Fund may invest in equity swaps. Equity swaps allow the parties to a swap agreement to exchange the dividend income or other components of return on an equity investment (for example, a group of equity securities or an index) for a component of return on another non-equity or equity investment.

An equity swap may be used by a Fund to invest in a market without owning or taking physical custody of securities in circumstances in which direct investment may be restricted for legal reasons or is otherwise deemed impractical or disadvantageous. Equity swaps are derivatives and their value can be very volatile. To the extent that the Investment Adviser does not accurately analyze and predict the potential relative fluctuation of the components swapped with another party, a Fund may suffer a loss, which may be substantial. The value of some components of an equity swap (such as the dividends on a common stock) may also be sensitive to changes in interest rates. Furthermore, a Fund may suffer a loss if the counterparty defaults. Because equity swaps are normally illiquid, a Fund may be unable to terminate its obligations when desired.

When-Issued Securities and Forward Commitments. Each Fund may purchase when-issued securities and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. When-issued securities are securities that have been authorized, but not yet issued. When-issued securities are purchased in order to secure what is considered to be an advantageous price or yield to the Fund at the time of entering into the transaction. A forward commitment involves the entering into a contract to purchase or sell securities for a fixed price at a future date beyond the customary settlement period.

The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines before the settlement date. Conversely, the sale of securities on a forward commitment basis involves the risk that the value of the securities sold may increase before the settlement date. Although a Fund will generally purchase securities on a when-issued or forward commitment basis with the intention of acquiring the securities for its portfolio, a Fund may dispose of when-issued securities or forward commitments prior to settlement if the Investment Adviser deems it appropriate.

Repurchase Agreements. Repurchase agreements involve the purchase of securities subject to the seller’s agreement to repurchase them at a mutually agreed upon date and price. Each Fund may enter into repurchase agreements with securities dealers and banks which furnish collateral at least equal in value or market price to the amount of their repurchase obligation.

If the other party or “seller” defaults, a Fund might suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral held by the Fund are less than the repurchase price and the Fund’s costs associated with delay and enforcement of the repurchase agreement. In addition, in the event of bankruptcy of the seller, a Fund could suffer additional losses if a court determines that the Fund’s interest in the collateral is not enforceable.

Certain Funds, together with other registered investment companies having advisory agreements with the Investment Adviser or any of its affiliates, may transfer uninvested cash balances into a single joint account, the daily aggregate balance of which will be invested in one or more repurchase agreements.

Lending of Portfolio Securities. Each Fund may engage in securities lending. Securities lending involves the lending of securities owned by a Fund to financial institutions such as certain broker-dealers including, as permitted by the SEC, Goldman Sachs. The borrowers are required to secure their loans continuously with cash, cash equivalents, U.S. government securities or letters of credit in an amount at least equal to the market value of the securities loaned. Cash collateral may be invested by a Fund in short-term investments, including unregistered investment pools managed by the Investment Adviser or its affiliates and from which the Investment Adviser or its affiliates may receive fees. To the extent that cash collateral is so invested, such collateral will be subject to market depreciation or appreciation, and a Fund will be responsible for any loss that might result from its investment of the borrowers’ collateral. If the Investment Adviser determines to make securities loans, the value of the securities loaned may not exceed 33 1/3% of the value of the total assets of a Fund (including the loan collateral). Loan collateral (including any investment of the collateral) is not subject to the percentage limitations described elsewhere in this Prospectus regarding investments in fixed-income securities and cash equivalents.

A Fund may lend its securities to increase its income. A Fund may, however, experience delay in the recovery of its securities or incur a loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with the Fund or becomes insolvent.

Preferred Stock, Warrants and Rights. Each Fund may invest in preferred stock, warrants and rights. Preferred stocks are securities that represent an ownership interest providing the holder with claims on the issuer’s earnings and assets before common stock owners but after bond owners. Unlike debt securities, the obligations of an issuer of preferred stock, including dividend and other payment obligations, may not typically be accelerated by the holders of such preferred stock on the occurrence of an event of default or other non-compliance by the issuer of the preferred stock.

APPENDIX A

Warrants and other rights are options to buy a stated number of shares of common stock at a specified price at any time during the life of the warrant or right. The holders of warrants and rights have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

Other Investment Companies. Each Fund may invest in securities of other investment companies (including exchange-traded funds such as SPDRs and iSharesSM, as defined below) subject to statutory limitations prescribed by the Investment Company Act of 1940. These limitations include a prohibition on any Fund acquiring more than 3% of the voting shares of any other investment company, and a prohibition on investing more than 5% of a Fund’s total assets in securities of any one investment company or more than 10% of its total assets in securities of all investment companies. A Fund will indirectly bear its proportionate share of any management fees and other expenses paid by such other investment companies. Although the Funds do not expect to do so in the foreseeable future, each Fund is authorized to invest substantially all of its assets in a single open-end investment company or series thereof that has substantially the same investment objective, policies and fundamental restrictions as the Fund. Pursuant to an exemptive order obtained from the SEC, other investment companies in which a Fund may invest include money market funds which the Investment Adviser or any of its affiliates serves as investment adviser, administrator or distributor.

Exchange-traded funds such as SPDRs and iSharesSM are shares of unaffiliated investment companies which are traded like traditional equity securities on a national securities exchange or the NASDAQ® National Market System.

■	Standard & Poor’s Depositary Receipts.™ The Funds may, consistent with their investment policies, purchase Standard & Poor’s Depositary Receipts™ (“SPDRs”). SPDRs are securities traded on the American Stock Exchange (“AMEX”) that represent ownership in the SPDR Trust, a trust which has been established to accumulate and hold a portfolio of common stocks that is intended to track the price performance and dividend yield of the S&P 500®. The SPDR Trust is sponsored by a subsidiary of the AMEX. SPDRs may be used for several reasons, including, but not limited to, facilitating the handling of cash flows or trading, or reducing transaction costs. The price movement of SPDRs may not perfectly parallel the price action of the S&P 500®.

■	iSharesSM. iShares are shares of an investment company that invests substantially all of its assets in securities included in specified indices, including the MSCI indices for various countries and regions. iShares are listed on the AMEX and were initially offered to the public in 1996. The market prices of iShares are expected to fluctuate in accordance with both changes in the NAVs of their underlying indices and supply and demand of iShares on the AMEX. However,

iShares have a limited operating history and information is lacking regarding the actual performance and trading liquidity of iShares for extended periods or over complete market cycles. In addition, there is no assurance that the requirements of the AMEX necessary to maintain the listing of iShares will continue to be met or will remain unchanged. In the event substantial market or other disruptions affecting iShares occur in the future, the liquidity and value of a Fund’s shares could also be substantially and adversely affected. If such disruptions were to occur, a Fund could be required to reconsider the use of iShares as part of its investment strategy.

Unseasoned Companies. Each Fund may invest in companies which (together with their predecessors) have operated less than three years. The securities of such companies may have limited liquidity, which can result in their being priced higher or lower than might otherwise be the case. In addition, investments in unseasoned companies are more speculative and entail greater risk than do investments in companies with an established operating record.

Corporate Debt Obligations. Corporate debt obligations include bonds, notes, debentures, commercial paper and other obligations of corporations to pay interest and repay principal. Each Fund may invest in corporate debt obligations issued by U.S. and certain non-U.S. issuers which issue securities denominated in the U.S. dollar (including Yankee and Euro obligations). In addition to obligations of corporations, corporate debt obligations include securities issued by banks and other financial institutions and supranational entities (i.e., the World Bank, the International Monetary Fund, etc.).

Bank Obligations. Each Fund may invest in obligations issued or guaranteed by U.S. or foreign banks. Bank obligations, including without limitation, time deposits, bankers’ acceptances and certificates of deposit, may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligations or by government regulations. Banks are subject to extensive but different governmental regulations which may limit both the amount and types of loans which may be made and interest rates which may be charged. In addition, the profitability of the banking industry is largely dependent upon the availability and cost of funds for the purpose of financing lending operations under prevailing money market conditions. General economic conditions as well as exposure to credit losses arising from possible financial difficulties of borrowers play an important part in the operation of this industry.

U.S. Government Securities. Each Fund may invest in U.S. Government Securities. U.S. Government Securities include U.S. Treasury obligations and obligations issued or guaranteed by U.S. government agencies, instrumentalities or sponsored enterprises. U.S. Government Securities may be supported by (a) the full faith and

APPENDIX A

credit of the U.S. Treasury; (b) the right of the issuer to borrow from the U.S. Treasury; (c) the discretionary authority of the U.S. government to purchase certain obligations of the issuer; or (d) only the credit of the issuer. U.S. Government Securities also include Treasury receipts, zero coupon bonds and other stripped U.S. Government Securities, where the interest and principal components of stripped U.S. Government Securities are traded independently.

Custodial Receipts and Trust Certificates. Each Fund may invest in custodial receipts and trust certificates representing interests in securities held by a custodian or trustee. The securities so held may include U.S. Government Securities or other types of securities in which a Fund may invest. The custodial receipts or trust certificates may evidence ownership of future interest payments, principal payments or both on the underlying securities, or, in some cases, the payment obligation of a third party that has entered into an interest rate swap or other arrangement with the custodian or trustee. For certain securities laws purposes, custodial receipts and trust certificates may not be considered obligations of the U.S. government or other issuer of the securities held by the custodian or trustee. If for tax purposes a Fund is not considered to be the owner of the underlying securities held in the custodial or trust account, a Fund may suffer adverse tax consequences. As a holder of custodial receipts and trust certificates, a Fund will bear its proportionate share of the fees and expenses charged to the custodial account or trust. Each Fund may also invest in separately issued interests in custodial receipts and trust certificates.

Borrowings. Each Fund can borrow money from banks and other financial institutions in amounts not exceeding one-third of its total assets for temporary or emergency purposes. A Fund may not make additional investments if borrowings exceed 5% of its total assets.

Appendix B Financial Highlights

The financial highlights tables are intended to help you understand a Fund’s financial performance for the past five years (or less if the Fund has not been in operation for five years). Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in a Fund (assuming reinvestment of all dividends and distributions). The information for the periods ended August 31, 2000 and thereafter has been audited by PricewaterhouseCoopers LLP, whose report, along with a Fund’s financial statements, is included in the Funds’ annual report (available upon request). The information for all periods prior to the period ended August 31, 2000 has been audited by the Funds’ previous independent auditors, who have ceased operations.

CORE LARGE CAP VALUE FUND

	CORE Large Cap Value Fund— Class A Shares

					For The
					Seven-month	For The
	For the Years Ended August 31,				Period Ended	Period Ended
					August 31,	January 31,
	2003	2002	2001	2000	1999	1999[e]

Net asset value, beginning of period	$8.74	$10.31	$10.81	$10.55	$10.15	$10.00

Income (loss) from investment operations

Net investment income (loss)	0.10 [c]	0.07 [c]	0.07 [c]	0.12 [c]	0.04	0.01

Net realized and unrealized gain (loss)	0.74	(1.57)	(0.42)	0.36	0.40	0.14

Total from investment operations	0.84	(1.50)	(0.35)	0.48	0.44	0.15

Distributions to shareholders

From net investment income	(0.10)	(0.07)	(0.09)	(0.10)	(0.04)	—

From net realized gains	—	—	(0.06)	(0.12)	—	—

Total distributions	(0.10)	(0.07)	(0.15)	(0.22)	(0.04)	—

Net asset value, end of period	$9.48	$8.74	$10.31	$10.81	$10.55	$10.15

Total return[a]	9.70%	(14.61)%	(3.32)%	4.68%	4.31%	1.50%

Net assets, end of period (in 000s)	$79,866	$76,472	$89,861	$100,972	$91,072	$6,665

Ratio of net expenses to average net assets	1.11%	1.11%	1.10%	1.06%	1.04%[b]	1.08%[b]

Ratio of net investment income (loss) to average net assets	1.13%	0.76%	0.64%	1.14%	0.87%[b]	1.45%[b]

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.22%	1.20%	1.17%	1.17%	1.21%[b]	8.03%[b]

Ratio of net investment income (loss) to average net assets	1.02%	0.67%	0.57%	1.03%	0.70%[b]	(5.50)%[b]

Portfolio turnover rate	102%	112%	70%	83%	36%	0%

See page 80 for all footnotes.

APPENDIX B

	CORE Large Cap Value Fund— Class B Shares

							For The
							Seven-month	For The
	For the Years Ended August 31,						Period Ended	Period Ended
							August 31,	January 31,
	2003	2002		2001		2000	1999	1999[e]

Net asset value, beginning of period	$8.67	$10.24		$10.75		$10.50	$10.15	$10.00

Income (loss) from investment operations

Net investment income (loss)	0.03 [c]	—	cd	(0.01	) [c]	0.05 [c]	0.01	—

Net realized and unrealized gain (loss)	0.73	(1.56)		(0.42)		0.36	0.36	0.15

Total from investment operations	0.76	(1.56)		(0.43)		0.41	0.37	0.15

Distributions to shareholders

From net investment income	(0.03)	(0.01)		(0.02)		(0.04)	(0.02)	—

From net realized gains	—	—		(0.06)		(0.12)	—	—

Total distributions	(0.03)	(0.01)		(0.08)		(0.16)	(0.02)	—

Net asset value, end of period	$9.40	$8.67		$10.24		$10.75	$10.50	$10.15

Total return[a]	8.83%	(15.28)%		(4.08)%		3.96%	3.68%	1.50%

Net assets, end of period (in 000s)	$18,077	$18,828		$22,089		$19,069	$14,464	$340

Ratio of net expenses to average net assets	1.86%	1.86%		1.85%		1.81%	1.79%[b]	1.82%[b]

Ratio of net investment income (loss) to average net assets	0.38%	0.00%		(0.11)%		0.44%	0.05%[b]	0.84%[b]

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.97%	1.95%		1.92%		1.92%	1.96%[b]	8.77%[b]

Ratio of net investment income (loss) to average net assets	0.27%	(0.09)%		(0.18)%		0.33%	(0.12)%[b]	(6.11)%[b]

Portfolio turnover rate	102%	112%		70%		83%	36%	0%

See page 80 for all footnotes.

	CORE Large Cap Value Fund—Class C Shares

							For The
							Seven-month	For The
	For the Years Ended August 31,						Period Ended	Period Ended
							August 31,	January 31,
	2003	2002		2001		2000	1999	1999[e]

Net asset value, beginning of period	$8.68	$10.25		$10.76		$10.51	$10.15	$10.00

Income (loss) from investment operations

Net investment income (loss)	0.03 [c]	—	cd	(0.01	) [c]	0.04 [c]	0.01	—

Net realized and unrealized gain (loss)	0.74	(1.56)		(0.42)		0.37	0.37	0.15

Total from investment operations	0.77	(1.56)		(0.43)		0.41	0.38	0.15

Distributions to shareholders

From net investment income	(0.03)	(0.01)		(0.02)		(0.04)	(0.02)	—

From net realized gains	—	—		(0.06)		(0.12)	—	—

Total distributions	(0.03)	(0.01)		(0.08)		(0.16)	(0.02)	—

Net asset value, end of period	$9.42	$8.68		$10.25		$10.76	$10.51	$10.15

Total return[a]	8.95%	(15.26)%		(4.07)%		3.97%	3.73%	1.50%

Net assets, end of period (in 000s)	$13,798	$12,533		$15,222		$11,178	$8,032	$268

Ratio of net expenses to average net assets	1.86%	1.86%		1.85%		1.81%	1.79%[b]	1.83%[b]

Ratio of net investment income (loss) to average net assets	0.37%	0.01%		(0.11)%		0.45%	0.09%[b]	0.70%[b]

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.97%	1.95%		1.92%		1.92%	1.96%[b]	8.78%[b]

Ratio of net investment income (loss) to average net assets	0.26%	(0.08)%		(0.18)%		0.34%	(0.08)%[b]	(6.25)%[b]

Portfolio turnover rate	102%	112%		70%		83%	36%	0%

See page 80 for all footnotes.

APPENDIX B

CORE U.S. EQUITY FUND

	CORE U.S. Equity Fund— Class A Shares

					For The
					Seven-month	For The
	For the Years Ended August 31,				Period Ended	Year Ended
					August 31,	August 31,
	2003	2002	2001	2000	1999	1999

Net asset value, beginning of period	$20.18	$24.30	$36.77	$34.21	$32.98	$26.59

Income (loss) from investment operations

Net investment income (loss)	0.09 [c]	0.04 [c]	0.01 [c]	0.10 [c]	0.03	0.04

Net realized and unrealized gain (loss)	2.31	(4.16)	(8.96)	6.00	1.20	7.02

Total from investment operations	2.40	(4.12)	(8.95)	6.10	1.23	7.06

Distributions to shareholders

From net investment income	(0.01)	—	(0.06)	—	—	(0.03)

In excess of net investment income	—	—	—	—	—	(0.01)

From net realized gains	—	—	(3.46)	(3.54)	—	(0.63)

Total distributions	(0.01)	—	(3.52)	(3.54)	—	(0.67)

Net asset value, end of period	$22.57	$20.18	$24.30	$36.77	$34.21	$32.98

Total return[a]	11.90%	(16.95)%	(25.96)%	18.96%	3.73%	26.89%

Net assets, end of period (in 000s)	$351,673	$340,934	$471,445	$715,775	$614,310	$605,566

Ratio of net expenses to average net assets	1.15%	1.14%	1.14%	1.14%	1.14%[b]	1.23%

Ratio of net investment income (loss) to average net assets	0.44%	0.19%	0.04%	0.31%	0.15%[b]	0.15%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.26%	1.24%	1.23%	1.23%	1.24%[b]	1.36%

Ratio of net investment income (loss) to average net assets	0.33%	0.09%	(0.05)%	0.22%	0.05%[b]	0.02%

Portfolio turnover rate	74%	74%	54%	59%	42%	64%

See page 80 for all footnotes.

	CORE U.S. Equity Fund— Class B Shares

									For The
									Seven-month	For The
	For the Years Ended August 31,								Period Ended	Year Ended
									August 31,	January 31,
	2003		2002		2001		2000		1999	1999

Net asset value, beginning of period	$19.28		$23.39		$35.71		$33.56		$32.50	$26.32

Income (loss) from investment operations

Net investment income (loss)	(0.06	) [c]	(0.13	) [c]	(0.19	) [c]	(0.14	) [c]	(0.11)	(0.10)

Net realized and unrealized gain (loss)	2.20		(3.98)		(8.67)		5.83		1.17	6.91

Total from investment operations	2.14		(4.11)		(8.86)		5.69		1.06	6.81

Distributions to shareholders

From net realized gains	—		—		(3.46)		(3.54)		—	(0.63)

Total distributions	—		—		(3.46)		(3.54)		—	(0.63)

Net asset value, end of period	$21.42		$19.28		$23.39		$35.71		$33.56	$32.50

Total return[a]	11.10%		(17.57)%		(26.49)%		18.03%		3.26%	26.19%

Net assets, end of period (in 000s)	$118,993		$127,243		$184,332		$275,673		$214,087	$152,347

Ratio of net expenses to average net assets	1.90%		1.89%		1.89%		1.89%		1.89%[b]	1.85%

Ratio of net investment income (loss) to average net assets	(0.31)%		(0.57)%		(0.70)%		(0.44)%		(0.60)%[b]	(0.50)%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	2.01%		1.99%		1.98%		1.98%		1.99%[b]	1.98%

Ratio of net investment income (loss) to average net assets	(0.42)%		(0.67)%		(0.79)%		(0.53)%		(0.70)%[b]	(0.63)%

Portfolio turnover rate	74%		74%		54%		59%		42%	64%

See page 80 for all footnotes.

APPENDIX B

	CORE U.S. Equity Fund— Class C Shares

									For The
									Seven-month	For The
	For the Years Ended August 31,								Period Ended	Year Ended
									August 31,	January 31,
	2003		2002		2001		2000		1999	1999

Net asset value, beginning of period	$19.20		$23.29		$35.59		$33.46		$32.40	$26.24

Income (loss) from investment operations

Net investment income (loss)	(0.06	) [c]	(0.12	) [c]	(0.19	) [c]	(0.13	) [c]	(0.10)	(0.10)

Net realized and unrealized gain (loss)	2.20		(3.97)		(8.65)		5.80		1.16	6.89

Total from investment operations	2.14		(4.09)		(8.84)		5.67		1.06	6.79

Distributions to shareholders

From net realized gains	—		—		(3.46)		(3.54)		—	(0.63)

Total distributions	—		—		(3.46)		(3.54)		—	(0.63)

Net asset value, end of period	$21.34		$19.20		$23.29		$35.59		$33.46	$32.40

Total return[a]	11.15%		(17.56)%		(26.53)%		18.03%		3.27%	26.19%

Net assets, end of period (in 000s)	$36,546		$36,223		$45,841		$62,820		$43,361	$26,912

Ratio of net expenses to average net assets	1.90%		1.89%		1.89%		1.89%		1.89%[b]	1.87%

Ratio of net investment income (loss) to average net assets	(0.31)%		(0.56)%		(0.70)%		(0.43)%		(0.61)%[b]	(0.53)%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	2.01%		1.99%		1.98%		1.98%		1.99%[b]	2.00%

Ratio of net investment income (loss) to average net assets	(0.42)%		(0.66)%		(0.79)%		(0.52)%		(0.71)%[b]	(0.66)%

Portfolio turnover rate	74%		74%		54%		59%		42%	64%

See page 80 for all footnotes.

CORE LARGE CAP GROWTH FUND

	CORE Large Cap Growth Fund— Class A Shares

								For the
								Seven-month	For the
	For the Years Ended August 31,							Period Ended	Year Ended
								August 31,	January 31,
	2003		2002		2001		2000	1999	1999

Net asset value, beginning of period	$9.06		$11.51		$22.66		$17.02	$16.17	$11.97

Income (loss) from investment operations

Net investment income (loss)	(0.01	) [c]	(0.03	) [c]	(0.09	) [c]	0.06 [c]	(0.01)	0.01

Net realized and unrealized gain (loss)	1.28		(2.38)		(9.97)		5.67	0.86	4.19

Total from investment operations	1.27		(2.41)		(10.06)		5.73	0.85	4.20

Distributions to shareholders

From net investment income	—		—		(0.02)		—	—	—

From net realized gains	—		(0.04)		(1.07)		(0.09)	—	—

Total distributions	—		(0.04)		(1.09)		(0.09)	—	—

Net asset value, end of period	$10.33		$9.06		$11.51		$22.66	$17.02	$16.17

Total return[a]	14.02%		(21.04)%		(45.97)%		33.73%	5.26%	35.10%

Net assets, end of period (in 000s)	$127,317		$139,593		$246,785		$545,763	$300,684	$175,510

Ratio of net expenses to average net assets	1.18%		1.17%		1.16%		1.09%	1.04%[b]	0.97%

Ratio of net investment income (loss) to average net assets	(0.07)%		(0.32)%		(0.57)%		0.31%	(0.11)%[b]	0.05%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.31%		1.27%		1.24%		1.24%	1.26%[b]	1.46%

Ratio of net investment income (loss) to average net assets	(0.20)%		(0.42)%		(0.65)%		0.16%	(0.33)%[b]	(0.44)%

Portfolio turnover rate	119%		113%		68%		73%	33%	63%

See page 80 for all footnotes.

APPENDIX B

	CORE Large Cap Growth Fund— Class B Shares

									For the
									Seven-month	For the
	For the Years Ended August 31,								Period Ended	Year Ended
									August 31,	January 31,
	2003		2002		2001		2000		1999	1999

Net asset value, beginning of period	$8.72		$11.16		$22.14		$16.75		$15.98	$11.92

Income (loss) from investment operations

Net investment income (loss)	(0.07	) [c]	(0.11	) [c]	(0.20	) [c]	(0.09	) [c]	(0.07)	(0.06)

Net realized and unrealized gain (loss)	1.22		(2.29)		(9.71)		5.57		0.84	4.12

Total from investment operations	1.15		(2.40)		(9.91)		5.48		0.77	4.06

Distributions to shareholders

From net realized gains	—		(0.04)		(1.07)		(0.09)		—	—

Total distributions	—		(0.04)		(1.07)		(0.09)		—	—

Net asset value, end of period	$9.87		$8.72		$11.16		$22.14		$16.75	$15.98

Total return[a]	13.19%		(21.61)%		(46.37)%		32.78%		4.82%	34.07%

Net assets, end of period (in 000s)	$91,084		$99,959		$167,469		$338,128		$181,626	$93,711

Ratio of net expenses to average net assets	1.93%		1.92%		1.91%		1.84%		1.79%[b]	1.74%

Ratio of net investment income (loss) to average net assets	(0.82)%		(1.06)%		(1.32)%		(0.44)%		(0.87)%[b]	(0.73)%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	2.06%		2.02%		1.99%		1.99%		2.01%[b]	2.11%

Ratio of net investment income (loss) to average net assets	(0.95)%		(1.16)%		(1.40)%		(0.59)%		1.09%[b]	(1.10)%

Portfolio turnover rate	119%		113%		68%		73%		33%	63%

See page 80 for all footnotes.

	CORE Large Cap Growth Fund— Class C Shares

									For the
									Seven-month	For the
	For the Years Ended August 31,								Period Ended	Year Ended
									August 31,	January 31,
	2003		2002		2001		2000		1999	1999

Net asset value, beginning of period	$8.72		$11.17		$22.15		$16.75		$15.99	$11.93

Income (loss) from investment operations

Net investment income (loss)	(0.07	) [c]	(0.11	) [c]	(0.20	) [c]	(0.08	) [c]	(0.07)	(0.05)

Net realized and unrealized gain (loss)	1.22		(2.30)		(9.71)		5.57		0.83	4.11

Total from investment operations	1.15		(2.41)		(9.91)		5.49		0.76	4.06

Distributions to shareholders

From net realized gains	—		(0.04)		(1.07)		(0.09)		—	—

Total distributions	—		(0.04)		(1.07)		(0.09)		—	—

Net asset value, end of period	$9.87		$8.72		$11.17		$22.15		$16.75	$15.99

Total return[a]	13.19%		(21.68)%		(46.35)%		32.84%		4.75%	34.04%

Net assets, end of period (in 000s)	$36,553		$41,627		$77,398		$154,966		$75,502	$37,081

Ratio of net expenses to average net assets	1.93%		1.92%		1.91%		1.84%		1.79%[b]	1.74%

Ratio of net investment income (loss) to average net assets	(0.82)%		(1.07)%		(1.32)%		(0.43)%		(0.87)%[b]	(0.74)%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	2.06%		2.02%		1.99%		1.99%		2.01%[b]	2.11%

Ratio of net investment income (loss) to average net assets	(0.95)%		(1.17)%		(1.40)%		(0.58)%		(1.09)%[b]	(1.11)%

Portfolio turnover rate	119%		113%		68%		73%		33%	63%

See page 80 for all footnotes.

APPENDIX B

CORE SMALL CAP EQUITY FUND

	CORE Small Cap Equity Fund—Class A Shares

							For The
							Seven-month	For The
	For the Years Ended August 31,						Period Ended	Year Ended
							August 31,	January 31,
	2003	2002		2001	2000		1999	1999

Net asset value, beginning of period	$9.36	$10.59		$12.90	$10.23		$10.16	$10.59

Income (loss) from investment operations

Net investment income (loss)	0.02 [c]	—	cd	0.01 [c]	(0.03	) [c]	(0.01)	0.01

Net realized and unrealized gain (loss)	2.23	(0.83)		(1.12)	2.70		0.08	(0.43)

Total from investment operations	2.25	(0.83)		(1.11)	2.67		0.07	0.42

Distributions to shareholders

From net investment income	—	—		—	—		—	(0.01)

From net realized gains	—	0.40		(1.20)	—		—	—

Total distributions	—	(0.40)		(1.20)	—		—	(0.01)

Net asset value, end of period	$11.61	$9.36		$10.59	$12.90		$10.23	$10.16

Total return[a]	24.04%	(8.20)%		(8.64)%	26.10%		0.69%	(3.97)%

Net assets, end of period (in 000s)	$89,340	$57,014		$50,093	$54,954		$52,660	$64,087

Ratio of net expenses to average net assets	1.34%	1.34%		1.33%	1.33%		1.33%[b]	1.31%

Ratio of net investment income (loss) to average net assets	0.25%	0.01%		0.09%	(0.21)%		(0.12)%[b]	0.08%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.52%	1.58%		1.59%	1.55%		1.67%[b]	2.00%

Ratio of net investment income (loss) to average net assets	0.07%	(0.23)%		(0.17)%	(0.43)%		(0.46)%[b]	(0.61)%

Portfolio turnover rate	149%	136%		85%	135%		52%	75%

See page 80 for all footnotes.

	CORE Small Cap Equity Fund— Class B Shares

									For the
									Seven-month	For the
	For the Years Ended August 31,								Period Ended	Year Ended
									August 31,	January 31,
	2003		2002		2001		2000		1999	1999

Net asset value, beginning of period	$8.99		$10.26		$12.63		$10.09		$10.07	$10.56

Income (loss) from investment operations

Net investment income (loss)	(0.05	) [c]	(0.08	) [c]	(0.07	) [c]	(0.11	) [c]	(0.05)	(0.05)

Net realized and unrealized gain (loss)	2.12		(0.79)		(1.10)		2.65		0.07	(0.44)

Total from investment operations	2.07		(0.87)		(1.17)		2.54		0.02	(0.49)

Distributions to shareholders

From net realized gains	—		(0.40)		(1.20)		—		—	—

Total distributions	—		(0.40)		(1.20)		—		—	—

Net asset value, end of period	$11.06		$8.99		$10.26		$12.63		$10.09	$10.07

Total return[a]	23.03%		(8.88)%		(9.35)%		25.17%		0.20%	(4.64)%

Net assets, end of period (in 000s)	$19,408		$16,854		$16,125		$17,923		$13,711	$15,406

Ratio of net expenses to average net assets	2.09%		2.09%		2.08%		2.08%		2.08%[b]	2.00%

Ratio of net investment income (loss) to average net assets	(0.51)%		(0.74)%		(0.66)%		(0.96)%		(0.86)%[b]	(0.55)%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	2.27%		2.33%		2.34%		2.30%		2.42%[b]	2.62%

Ratio of net investment income (loss) to average net assets	(0.69)%		(0.98)%		(0.92)%		(1.18)%		(1.20)%[b]	(1.17)%

Portfolio turnover rate	149%		136%		85%		135%		52%	75%

See page 80 for all footnotes.

APPENDIX B

	CORE Small Cap Equity Fund— Class C Shares

									For the
									Seven-month	For the
	For the Years Ended August 31,								Period Ended	Year Ended
									August 31,	January 31,
	2003		2002		2001		2000		1999	1999

Net asset value, beginning of period	$9.01		$10.29		$12.66		$10.10		$10.08	$10.57

Income (loss) from investment operations

Net investment income (loss)	(0.05	) [c]	(0.07	) [c]	(0.07	) [c]	(0.10	) [c]	(0.05)	(0.04)

Net realized and unrealized gain (loss)	2.14		(0.81)		(1.10)		2.66		0.07	(0.45)

Total from investment operations	2.09		(0.88)		(1.17)		2.56		0.02	(0.49)

Distributions to shareholders

From net realized gains	—		(0.40)		(1.20)		—		—	—

Total distributions	—		(0.40)		(1.20)		—		—	—

Net asset value, end of period	$11.10		$9.01		$10.29		$12.66		$10.10	$10.08

Total return[a]	23.09%		(8.95)%		(9.32)%		25.35%		0.20%	(4.64)%

Net assets, end of period (in 000s)	$16,463		$11,504		$8,885		$8,289		$6,274	$6,559

Ratio of net expenses to average net assets	2.09%		2.09%		2.08%		2.08%		2.08%[b]	2.01%

Ratio of net investment income (loss) to average net assets	(0.51)%		(0.74)%		(0.66)%		(0.96)%		(0.86)%[b]	(0.56)%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	2.27%		2.33%		2.34%		2.30%		2.42%[b]	2.63%

Ratio of net investment income (loss) to average net assets	(0.69)%		(0.98)%		(0.92)%		(1.18)%		(1.20)%[b]	(1.18)%

Portfolio turnover rate	149%		136%		85%		135%		52%	75%

See page 80 for all footnotes.

Footnotes:

a	Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Total returns for periods less than one full year are not annualized. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
b	Annualized.
c	Calculated based on the average shares outstanding methodology.
d	Less than $.005 per share.
e	Commenced December 31, 1998.

Index

1 General Investment Management Approach

3 Fund Investment Objectives and Strategies
3	Goldman Sachs CORE Large Cap Value Fund
5	Goldman Sachs CORE U.S. Equity Fund
6	Goldman Sachs CORE Large Cap Growth Fund
7	Goldman Sachs CORE Small Cap Equity Fund

8 Other Investment Practices and Securities

10 Principal Risks of the Funds

13 Fund Performance

18 Fund Fees and Expenses

25 Service Providers

29 Dividends

30 Shareholder Guide
30	How To Buy Shares
41	How To Sell Shares

52 Taxation

54 Appendix A Additional Information on Portfolio Risks, Securities and Techniques

68 Appendix B Financial Highlights

CORESM Domestic Equity Funds Prospectus (Class A, B and C Shares)

FOR MORE INFORMATION

Annual/Semi-annual Report
Additional information about the Funds’ investments is available in the Funds’ annual and semi-annual reports to shareholders. In the Funds’ annual reports, you will find a discussion of the market conditions and investment strategies that significantly affected the Funds’ performance during the last fiscal year.

Statement of Additional Information
Additional information about the Funds and their policies is also available in the Funds’ Additional Statement. The Additional Statement is incorporated by reference into this Prospectus (is legally considered part of this Prospectus).

The Funds’ annual and semi-annual reports, and the Additional Statement, are available free upon request by calling Goldman Sachs at 1-800-526-7384.

To obtain other information and for shareholder inquiries:

■ By telephone:	1-800-526-7384

■ By mail:	Goldman Sachs Funds, 4900 Sears Tower, 51st Floor, Chicago, IL 60606-6372

■ By e-mail:	gs-funds@gs.com

■ On the Internet (text- only versions):	SEC EDGAR database – http://www.sec.gov Goldman Sachs – http://www.gs.com (Prospectus Only)

You may review and obtain copies of Fund documents by visiting the SEC’s public reference room in Washington, D.C. You may also obtain copies of Fund documents, after paying a duplicating fee, by writing to the SEC’s Public Reference Section, Washington, D.C. 20549-0102 or by electronic request to: publicinfo@sec.gov. Information on the operation of the public reference room may be obtained by calling the SEC at (202) 942-8090.

The Funds’ investment company registration number is 811-5349.

CORESM is a service mark of Goldman, Sachs & Co.
GSAM® is a registered service mark of Goldman, Sachs & Co.

529204

EQCOREPROABC